EXHIBIT 2.11

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                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF DECEMBER 11, 1996

                                  BY AND AMONG

                      AMERICAN RESIDENTIAL SERVICES, INC.,

                             MHAC ACQUISITION INC.,

                    METRO HEATING AND AIR CONDITIONING, INC.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

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Forward Merger; Purchase; Working Capital Adjustment; Restricted Stock
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                      AGREEMENT AND PLAN OF REORGANIZATION

            THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of December 11, 1996, by and among American Residential Services, Inc., a Delaware corporation ("ARS"), MHAC Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of ARS ("ARS Sub"), Metro Heating and Air Conditioning, Inc., a North Carolina corporation (the "Company"), and the persons listed on the signature page hereof under the caption "Stockholders" (collectively, the "Stockholders," and each of those persons, individually, a "Stockholder").

                              PRELIMINARY STATEMENT

            The parties to this Agreement have determined it is in their best long-term interests to effect a business combination by means of a Merger pursuant to which the Company will merge into ARS Sub on the terms and subject to the conditions set forth herein (that Merger being the "Acquisition").

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:

            Paragraph 1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this Paragraph 1. Capitalized terms used in this Agreement and not defined below in this Paragraph 1 have the meanings assigned to them in the Preliminary Statement, Article IX of the Standard Provisions or the Special Provisions, as the case may be.

            "ACQUIRED BUSINESS" means the Company.

            "ACQUISITION CONSIDERATION" has the meaning specified in Paragraph
      2.

            "ARS ACQUISITION GUARANTY" means the guaranty in the form thereof attached hereto as Exhibit 1-A pursuant to which ARS will guarantee the payment by ARS Sub of the ARS Sub Notes and the performance by ARS Sub of the ARS Sub Undertaking.

            "ARS LEASE GUARANTIES" means the guaranties in the form thereof attached hereto as Exhibit 1-B, with the blanks appropriately filled, pursuant to which ARS will guarantee the performance by the Surviving Corporation of its obligations under the Facility Leases.

            "ARS PLEDGE AGREEMENT" means the pledge agreement in the form thereof attached hereto as Exhibit 1-C pursuant to which ARS will pledge to Jacob A. Williamson, Jr., as agent for the holders of the ARS Sub Notes, all the outstanding shares of common stock of

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      ARS Sub to secure the performance by ARS of its guaranty in the ARS
      Acquisition Guaranty of the payment by ARS Sub of the ARS Sub Notes.

            "ARS SUB NOTES" means the promissory notes of ARS Sub in the form thereof attached hereto as Exhibit 1-D, with the blanks appropriately filled, payable on January 3, 1997 to the respective orders of the Stockholders in the principal amounts specified in Schedule 2(D).

            "ARS SUB UNDERTAKING" means the undertaking of ARS Sub in the form thereof attached hereto as Exhibit 1-E pursuant to which ARS Sub will undertake to deliver to each Stockholder a certificate evidencing the number of whole shares of ARS Common Stock specified in Schedule 2(D).

            "CALCULATED VALUE" means $19.131.

            "CEILING AMOUNT" means $21,180,000; provided, however, that, except in the case of a Stockholder Indemnified Loss attributable to a Third Party Claim arising out of or based on a violation of the federal securities laws by ARS, the Ceiling Amount is $4,314,000 for purposes of
      Section 7.06(b).

            "CLOSING" has the meaning specified in Paragraph 3.

            "CLOSING DATE" means December 11, 1996 or such later date as to which ARS and the Company shall agree in writing.

            "COMPANY" means Metro Heating and Air Conditioning, Inc., a North Carolina corporation.

            "COMPANY CAPITAL STOCK" means the Common Stock, par value $1.00 per share, of the Company.

            "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Moore & Van Allen, PLLC.

            "CURRENT BALANCE SHEET" means the balance sheet of the Company as of September 30, 1996.

            "CURRENT BALANCE SHEET DATE" means September 30, 1996.

            "DGCL" means the Delaware General Corporation Law.

            "EFFECTIVE DATE" means the Closing Date.

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            "EXECUTIVE EMPLOYMENT AGREEMENT" means the Employment Agreement entered into as of the Effective Date between ARS Sub and Jacob A. Williamson, Jr. in substantially the form attached as Exhibit 5.02-1 to
      Schedule 5.02.

            "FACILITY LEASES" means the four leases from (a) Jacob A. Williamson, Sr. and Joyce E. Williamson, (b) Metro Partners, LLC, (c) Jacob A. Williamson, Jr. and Suzanne Williamson and (d) J&S Williamson, LLC, respectively, to the Company in the respective forms thereof attached hereto as Exhibits 1-F, 1-G, 1-H and 1-I.

            "INITIAL FINANCIAL STATEMENTS" means (a) the audited balance sheet of the Company as of December 31, 1995 and the related statements of operations and retained earnings for the Company's fiscal year ended December 31, 1995, together with the related audit report of Arthur Andersen LLP, and (b) the Current Balance Sheet and the related statement of operations for the nine months ended the Current Balance Sheet Date, which Arthur Andersen LLP has reviewed and the Company has delivered to ARS.

            "NCBCA" means the North Carolina Business Corporation Act.

            "PRO RATA SHARE" of a Stockholder means (a) 80% in the case of Jacob
      A. Williamson, Jr., (b) 10% in the case of Jacob A. Williamson, Sr. and
      (c) 10% in the case of Joyce E. Williamson; provided, however, that the Pro Rata Shares of the Ceiling Amount are 100%, 0% and 0%, respectively, for Jacob A. Williamson, Jr., Jacob A. Williamson, Sr. and Joyce E. Williamson for purposes of Section 7.06(a).

            "RESPONSIBLE OFFICER" means Jacob A. Williamson, Jr.

            "SPECIAL PROVISIONS" has the meaning specified in Paragraph 5.

            "STANDARD PROVISIONS" has the meaning specified in Paragraph 4.

            "SURVIVING CORPORATION" means ARS Sub, which is to be designated in the Certificates of Merger as the surviving corporation of the Merger.

            "THRESHOLD AMOUNT" means $480,000.

            "WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which $2,000,000 exceeds the Final Working Capital, as determined pursuant to Addendum W.

            Paragraph 2. (A) CERTIFICATES OF MERGER. Subject to the terms and conditions hereof, the Company will cause Certificates of Merger to be duly executed and delivered on or promptly after the Closing Date and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of North Carolina.

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            (B) THE EFFECTIVE TIME. The effective time of the Merger (the
"Effective Time") will be the time on the Effective Date which the Certificates of Merger specify or, if the Certificates of Merger do not specify another time, 5:00 p.m., Houston, Texas time, on the Effective Date.

            (C) CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time,
(1) the Company will be merged with and into ARS Sub in accordance with the provisions of the DGCL and the NCBCA, (2) the Company will cease to exist as a separate legal entity, (3) the certificate of incorporation of ARS Sub will be amended (a) to reduce the par value of its Common Stock to $.001 per share and
(b) to change the name of ARS Sub to "Metro Heating and Air Conditioning, Inc.",
(4) ARS Sub will be the Surviving Corporation and, as such, will, all with the effect provided by the DGCL and the NCBCA, (a) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and ARS Sub and (b) be governed by the laws of the State of Delaware, (5) the Charter Documents of ARS Sub then in effect (after giving effect to the amendment of ARS Sub's certificate of incorporation specified in clause (3) of this sentence) will thereafter remain (until changed in accordance with (a) applicable law (in the case of the certificate of incorporation) or (b) their terms (in the case of the bylaws)) the Charter Documents of the Surviving Corporation, (6) the initial board of directors of the Surviving Corporation will be the persons named in Schedule 2(C), and those persons will hold the office of director of the Surviving Corporation, subject to the provisions of the applicable laws of the State of Delaware and the Charter Documents of the Surviving Corporation, and (7) the initial officers of the Surviving Corporation will be as set forth in Schedule 2(C), and each of those persons will serve in each office specified for that person in Schedule 2(C), subject to the provisions of the Charter Documents of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

            (D) EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

            (1) the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time will (a) be converted into the right to receive, subject to the provisions of Paragraph 2(E), without interest, on surrender of the certificates evidencing those shares, the principal amount of ARS Sub Notes and the rights pursuant to the ARS Sub Undertaking to receive the number of whole shares of ARS Common Stock as provided in Schedule 2(D) (the "Acquisition Consideration"), (b) cease to be outstanding and to exist and (c) be canceled and retired;

            (2) each share of Company Capital Stock held in the treasury of the Company or any Company Subsidiary will (a) cease to be outstanding and to exist and (b) be canceled and retired; and

            (3) each share of the Common Stock, par value $.001 per share, of ARS Sub issued and outstanding immediately prior to the Effective Time will remain unchanged and

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      such shares will constitute all the issued and outstanding shares of
      Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Capital Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, subject to the provisions of Paragraph 2(E), the Acquisition Consideration.

            (E) DELIVERY, EXCHANGE AND PAYMENT. (1) At or after the Effective
Time: (a) the Stockholders, as holders of certificates representing shares of Company Capital Stock, will, on surrender of those certificates to ARS (or any agent that may be appointed by ARS for purposes of this Paragraph 2(E)), receive, subject to the provisions of this Paragraph 2(E), the Acquisition Consideration; and (b) until any certificate representing Company Capital Stock has been surrendered and replaced pursuant to this Paragraph 2(E), that certificate will, for all purposes, be deemed to evidence ownership of the right to receive the number of whole shares of ARS Common Stock to be delivered pursuant to the ARS Sub Undertaking in respect of that certificate pursuant to Paragraph 2(D). All shares of ARS Common Stock issuable in the Merger will be deemed for all purposes to have been issued by ARS at the Effective Time.

            (2) Each Stockholder will deliver to ARS (or any agent that may be appointed by ARS for purposes of this Paragraph 2(E)) on or before the Closing Date the certificates representing all the Company Capital Stock owned by that Stockholder, duly endorsed in blank, or accompanied by stock powers in blank duly executed, by that Person, and with all necessary transfer tax and other revenue stamps, acquired at that Person's expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Capital Stock delivered by that Person.

            (3) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to ARS Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Capital Stock for which shares of ARS Common Stock have been issued in the Merger until those certificates are surrendered as provided herein, but (a) on that surrender ARS will cause to be paid, to the Person in whose name the certificates representing such shares of ARS Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such shares of ARS Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and (b) at the appropriate payment date or as soon as practicable thereafter, ARS will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such shares of ARS Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions on surrender of outstanding certificates.

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            Paragraph 3. THE CLOSING. On or before the Closing Date, the parties hereto will take all actions necessary to (A) effect the Acquisition (including, as permitted by the DGCL and the NCBCA, (i) the execution of Certificates of Merger (a) meeting the requirements of the DGCL and the NCBCA, respectively, and
(b) providing that the Merger will become effective on the Effective Date and
(ii) the filing of those Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of North
Carolina), (B) verify the existence and ownership of the certificates evidencing the Company Capital Stock to be exchanged for the Acquisition Consideration pursuant to Paragraph 2(E) and (C) satisfy the document delivery requirements on which the obligations of the parties to effect the Acquisition and the other transactions contemplated hereby are conditioned by the provisions of Article V (all those actions collectively being the "Closing"). The Closing will take place at the offices of Baker & Botts, L.L.P., 30th Floor, 910 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the Closing Date as ARS shall specify by written notice to the Responsible Officer.

            Paragraph 4. INCORPORATION OF STANDARD PROVISIONS. (A) The American Residential Services, Inc. Standard Provisions for Business Combinations, marked "Form 96-1 (BC)" and attached hereto as Annex 1 (the "Standard Provisions"), hereby are incorporated in this Agreement by this reference and constitute a part of this Agreement with the same force and effect as if set forth at length herein.

            (B) Section 1.03 hereby is amended by adding "applicable to the Stockholder" immediately after "Requirement" in clause (a) of its first sentence.

            (C) Sections 2.02, 2.06 (each sentence), 2.07 (the first two sentences), 2.08, 2.09, 2.10, 2.11 (the first sentence), 2.12, 2.14(a) (each sentence), 2.14(b), 2.15 (the first sentence), 2.16 (each sentence), 2.18(a), 2.18(b) (the first sentence), 2.18(c), 2.18(d), 2.19(a), 2.20 (each sentence),
2.22 (the third sentence), 2.23, 2.24 (the first sentence), 2.25(b), 2.25(c) (the first and final sentences), 2.25(d), 2.25(e), 2.25(f), 2.25(g) (the first sentence), 2.25(h) (the first sentence) and 2.29 hereby are amended by deleting therefrom the word "accurately".

            (D) Section 2.11 hereby is further amended by deleting therefrom its final sentence.

            (E) Section 2.13(b) hereby is amended by deleting therefrom its paragraph (iii).

            (F) The representations and warranties in Sections 2.14(a) (clause
(ii) of the first sentence and the final sentence), 2.14(b)(i), 2.15, 2.17, 2.20 (clause (a) of the second sentence), 2.25(g) (the first sentence) and Section
2.29 (as to the matters referred to in clause (k) thereof) are made to the knowledge of the Company and each of the Stockholders.

            (G) Section 2.14(a)(ii) hereby is further amended by deleting therefrom "ERISA,".

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            (H) Section 2.22 hereby is further amended by (i) deleting from its first sentence ", accurate" and (ii) adding "other than in the ordinary course of business" immediately after "aggregate" in clause (f) of its first sentence.

            (I) Section 2.24 hereby is further amended by changing "an accurate" to "a" in clause (a) of its second sentence.

            (J) Section 2.25(a) hereby is amended by changing "an accurate," to "a".

            (K) Section 3.02(c) hereby is amended by adding "and the Lien created by the ARS Pledge Agreement" immediately after "other assets" in its clause (iii).

            (L) The following Sections are added after Section 3.05:

            Section 3.06. ORGANIZATION AND POWER OF ARS SUB. ARS Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under the laws of that State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time.

      Section 3.07. ARS SUB: AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by ARS Sub of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of the State of Delaware and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

            (b) This Agreement has been, and each of the other Transaction Documents to which ARS Sub is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificates of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

            (c) The execution, delivery and performance in accordance with their respective terms by ARS Sub of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of ARS Sub, (B)

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      any Governmental Requirement applicable to ARS Sub or (C) any Material
      Agreement of ARS Sub, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of ARS Sub or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require ARS Sub to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of ARS Sub (or upon any revenues, income or profits of ARS Sub therefrom), other than negative pledge covenants of ARS respecting the Capital Stock of its Subsidiaries and its other assets, or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by ARS Sub at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

            (d) Except for (i) the filing of the Certificates of Merger, if any, with the applicable Governmental Authorities, and (ii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by ARS Sub for the execution, delivery or performance by ARS Sub of the Transaction Documents to which it is a party, the enforcement against ARS Sub of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

            Section 3.08. NO DEFAULTS. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of ARS or any of its Subsidiaries, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require ARS or any of its Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, or (b) constitutes a violation or breach of, or a default under, any Material Agreement of ARS by ARS or any of its Subsidiaries except, in the case of both clauses (a) and (b) hereof, for such matters, singly or in the aggregate, as would not have a material adverse effect on ARS and its Subsidiaries taken as a whole.

            Section 3.09. NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, there has not been, and there exists no condition or state of facts that reasonably could be expected to result in, a material adverse change in the business, operations, property or assets, liabilities, financial condition or results of operations of ARS and its Subsidiaries taken as a whole.

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            Section 3.10. SEC DOCUMENTS. ARS timely filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (the "Recent Form 10-Q") with the SEC. The Recent Form 10-Q is the only periodic report required to be filed by ARS with the SEC pursuant to the Exchange Act through the date hereof. The Recent Form 10-Q (a) did not contain any untrue statement of a material fact or omit to state a material fact that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied, as of the date it was filed with the SEC, in all material respects with the applicable requirements of the Exchange Act.

            Section 3.11. NO BROKERS. ARS has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby,
      (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

            (M) Notwithstanding Section 5.03(b)(2)(G), the Company and the Stockholders will not be required to deliver any certificate respecting the filing of returns relating to or the payment of state franchise and/or income tax returns in the State of North Carolina.

            (N) Section 6.01 hereby is amended by adding the following as its final two sentences:

      Notwithstanding the foregoing, the Stockholders will be responsible for filing the Company's federal income tax return for, and will pay out of their own funds all federal income taxes attributable to the Company's operations during, the Company's final S corporation year, which will be deemed for purposes of this Agreement to be the period beginning on January 1, 1996 and ending on the Closing Date; provided however, that if any income of the Company attributable to the period beginning the day after the Closing Date and ending on December 31, 1996 is deemed for purposes of determining the federal income tax liabilities of the Stockholders for the year ended December 31, 1996 to have been distributed to the Stockholders, the Surviving Corporation will be liable for and will indemnify the Stockholders for any additional federal income tax payable on the amount of that deemed distribution. Each of the Stockholders and the Surviving Corporation will be solely responsible for the expenses it incurs in performing its obligations pursuant to the preceding sentence.

            (O) Section 6.02 hereby is amended by changing "within 90 days after" to "contemporaneously with".

            (P) The following Sections are added after Section 6.02:

            Section 6.03. MANAGEMENT COMPENSATION AGREEMENTS. ARS will cause the Surviving Corporation to maintain in effect and to perform its obligations under the 19 management compensation plans attached to Schedule 2.22 during the year ended

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      December 31, 1997; provided; however, that (a) any such plan may be amended or modified by the Surviving Corporation with the prior written consent of Jacob A. Williamson, Jr.; and (b) no such plan shall alter the status of any employee named in any such plan as an employee at will whose employment may be terminated by the Surviving Corporation at any time and for any reason.

            Section 6.04. ENVIRONMENTAL MATTERS. Notwithstanding any other provision of this Agreement, ARS hereby covenants and agrees that it shall take such actions as are necessary to maintain the Company's eligibility to participate in the North Carolina Leaking Petroleum Underground Storage Tank Trust Fund (the "Trust Fund") for at least two years after the Closing Date. In the event of a circumstance within two years of the Closing Date that results in proceeds being paid from the Trust Fund to the Company, theStockholders shall reimburse the Company, without regard to the Threshold Amount limitations set forth in Article VII, in the amount by which (a) the amount of any applicable deductible for which the Company is responsible under the Trust Fund in connection with that circumstance exceeds (b) (i) $30,000 minus (ii) the total cost and expense ARS causes the Company to incur pursuant to Section 6.05; provided, however, in no event shall any of the Stockholders be liable for any sampling, testing, audit, investigative or other non-remediation cost.

            Section 6.05. UNDERGROUND TANKS. As soon as practicable following the Closing, ARS shall cause the Company to cease the use of and take out of service and remove the three underground gasoline tanks currently used by the Company at its Raleigh, North Carolina facility at the Company's sole cost and expense and to take such other actions as are required for the official closure of such tanks in compliance with all applicable Environmental Laws. The Stockholders jointly and severally represent and warrant to ARS that the cost and expense ARS has agreed to cause the Company to incur pursuant to this Section 6.05 will not exceed $30,000 and agree, without regard to the Threshold Amount limitations set forth in
      Article VII, to indemnify ARS against any such costs and expenses in excess of that amount pursuant to Section 7.04(e).

            Section 6.06. PROMISSORY NOTES. ARS hereby acknowledges and agrees that the promissory notes listed in Schedule 2.11 are the valid, binding and enforceable obligations of the Company and that such promissory notes will be paid by the Company as and when they become due.

            Section 6.07. 1996 PROFIT-SHARING PLAN CONTRIBUTION BY THE COMPANY. ARS will cause the Company promptly to pay, to the extent not already paid on or before the Closing Date, into the Company's qualified profit-sharing plan for employees all amounts accrued by the Company for such contributions for the 11-month period ending November 30, 1996.

            Section 6.08. CERTAIN TAX MATTERS. (a) ARS and the Stockholders agree to file their federal income and other Tax returns so as to treat the Merger of the Company into ARS Sub as a transfer of the assets of the Company to ARS Sub in exchange for the Acquisition

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      Consideration and the assumption of certain liabilities and the distribution of the Acquisition Consideration by ARS Sub to the Stockholders. ARS shall prepare the form or forms which are required by
      Section 1060 or other provisions of the Code in respect of such transaction and, absent manifest error, the Stockholders hereby agree to execute and file those forms.

            (b) In preparing such form or forms, ARS will allocate the amount deemed to have been paid for the Company's assets for federal income tax purposes (the "Purchase Price") in accordance with applicable law and, in doing so, the fair market values of those assets will be determined by ARS in its sole reasonable judgment, which will be binding absolute manifest error; provided, however, that the portion of Purchase Price which is allocated to goodwill shall equal or exceed the portion of the Purchase Price which is in excess of the adjusted basis of those assets on the Closing Date. ARS and the Stockholders recognize that the Acquisition Consideration does not include the Acquisition expenses of ARS and agree that ARS will allocate those expenses appropriately in its discretion. Each of the Stockholders and ARS agrees (i) to file its federal income and other Tax returns reflecting such allocations in accordance with that determination, (ii) to take no position contrary thereto unless required to do so pursuant to a "determination" (as defined in Section 1313(a) of the Code) and (iii) to cooperate in the preparation of any forms or reports required to be filed in connection with the transactions effected pursuant to this Agreement.

            (Q) Notwithstanding clause (b) of the first sentence of Section 7.01, (i) the representations and warranties of the Stockholders which relate expressly or by necessary implication to ERISA matters will, in the case of those relating to the Company's termination of the qualified defined benefit plan referred to in Paragraph G of Schedule 2.25 (but only in that case), terminate and expire on the second anniversary of the Effective Date and (ii) the representations and warranties of the Stockholders which relate expressly or by necessary implication to employment or labor matters other than ERISA matters also will terminate and expire on the second anniversary of the Effective Date.

            (R) Clause (a) of the proviso in the second sentence of Section 7.01 hereby is amended by adding "and if made known to the Stockholders by a written notice delivered by ARS prior to the termination and expiration of the representation and warranty on which that claim is based," immediately before "shall".

            (S) Section 7.04(c) hereby is amended by adding the following proviso at the end thereof:

      ; provided, however, that if the Indemnifying Party disputes that advice of counsel and is advised by other counsel reasonably acceptable to the Indemnified Party and whose fees and expenses are paid by the Indemnifying Party that there are no different or additional legal defenses available to the Indemnified Party, then the Indemnified Party may employ separate counsel only at its own expense.

            (T) Section 7.04(d) hereby is amended by adding the following proviso at the end thereof:

      ; provided, however, that the Indemnified Party shall pay those costs and expenses if the Indemnified Party is determined pursuant to Section 7.04(c) not to have been entitled to indemnification hereunder.

            (U) Section 7.04(e) hereby is amended by changing "15 days" to "15 Houston, Texas business days".

            (V) Section 8.01(a) hereby is amended by adding the following proviso at the end thereof:

      ; provided, however, that in the case of any such service facility located in the State of North Carolina, the "Territory" surrounding that facility will be: (i) the city in which that service facility is located; (ii) the county in which that service facility is located; (iii) the counties contiguous to the county in which that service facility is located; and
      (iv) the area located within a radius of 50 miles of that service facility.

            (W) Notwithstanding the provisions of Section 8.01, Jacob A. Williamson, Sr. and Joyce E. Williamson shall not be restricted by the provisions of Section 8.01 from organizing or operating a not-for-profit heating and air conditioning services Entity providing services to poor or elderly persons without or for nominal charge.

            (X) The definition of "Damage" in Section 9.01 hereby is amended by adding the following proviso at the end thereof:

      ; provided, that if any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Third Party Claim and for which the Indemnified Party seeks indemnification pursuant to Section 7.04(e), the amount of Damages attributable to that claim will not include any amount representing consequential, exemplary, punitive or treble damage.

            (Y) The definition of "Related Person" in Section 9.01 hereby is amended to read in its entirety as follows:

            "RELATED PERSON" of a Stockholder means: (a) if that Stockholder is a natural person, (i) any family member of that Stockholder, including ascendants, descendants and spouses of ascendants and descendants (collectively "family member"), (ii) any estate of that Stockholder or any family member of that Stockholder, (iii) the trustee of any trust of which all the beneficiaries, other than beneficiaries that are charities with respect to which contributions or transfers thereto are deductible for federal income, estate or gift tax purposes, are Related Persons of that Stockholder, including but not limited to charitable remainder trusts or charitable lead trusts created by a Stockholder or Related Persons of the Stockholder, (iv) any Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder and (v) any private foundation created by a Stockholder or Related Persons of that Stockholder with respect to which contributions or transfers thereto are deductible for federal income, estate or gift tax purposes; and (b) if that Stockholder is an Entity, estate or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder.

            (Z) Clause (b) of the first sentence of Section 10.05 hereby is amended by adding the following proviso at the end thereof:

      ; provided, however, that the Company will pay the fees, expenses and disbursements of counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement to the extent that those fees, expenses and disbursements are recorded as a liability of the Company for the purpose of determining the Final Working Capital and the Working Capital Adjustment, if any.

            (AA) Section 10.07 hereby is amended by (i) changing "TEXAS" to "NEW YORK" and (ii) adding the following proviso at the end thereof:

      ; PROVIDED, HOWEVER, THAT ARTICLE VIII AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES THERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

            (BB) Section 10.12 hereby is amended by adding "or release the claims" immediately after "rights" in its final sentence.

            Paragraph 5. INCORPORATION OF SPECIAL PROVISIONS. The following documents attached hereto as Addenda (the "Special Provisions") hereby are incorporated in this Agreement by this reference and constitute a part of this Agreement with the same force and effect as if set forth at length herein:

            (A) Addendum U -- "Special Provisions Relating to the Unregistered ARS Common Stock Included in the Acquisition Consideration"; and

            (B) Addendum W -- "Special Provisions Relating to Working Capital".

            Paragraph 6. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

            Paragraph 7. NOTICES. For purposes of Section 10.06, notices shall be addressed to the Stockholders and the Company, as follows:

            (A)   if to a Stockholder, addressed to him or her at:

                  Mr. Jacob A. Williamson, Jr.
                  3604 Lake Wheeler Road
                  Raleigh, North Carolina 27603

                  or

                  Mr. Jacob A. Williamson, Sr.
                  9500 Koupela Drive
                  Raleigh, North Carolina 27615

                  or

                  Ms. Joyce E. Williamson
                  9500 Koupela Drive
                  Raleigh, North Carolina 27615

      with copies (which shall not constitute notice for purposes of this Agreement) to:

                  Moore & Van Allen, PLLC
                  NationsBank Corporate Center
                  100 North Tryon Street, Floor 47
                  Charlotte, North Carolina 28202-4003
                  Attn:   Neill G. McBryde

      ; and

            (B)   if to the Company, addressed to it at:

                  Metro Heating and Air Conditioning, Inc.
                  517 Pylon Drive
                  Raleigh, North Carolina 27606
                  Attn:   President

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              AMERICAN RESIDENTIAL SERVICES, INC.


                              By:
                                       John D. Held
                                       Senior Vice President


                              MHAC ACQUISITION INC.


                              By:
                                       John D. Held
                                       Vice President


                              METRO HEATING AND AIR CONDITIONING, INC.


                              By:
                                  Jacob A. Williamson, Jr.
                                       President

                              Stockholders:



                              Jacob A. Williamson, Jr.



                              Jacob A. Williamson, Sr.



                              Joyce E. Williamson

                                  SCHEDULE 2(C)

                                     to the

                      Agreement and Plan of Reorganization
                                    to which
                       American Residential Services, Inc.
                                       and
                    Metro Heating and Air Conditioning, Inc.
                                   are parties


            A. Words and terms used in this Schedule which are defined in the captioned Agreement are used herein as therein defined.

            B. The directors of the Surviving Corporation immediately after the Effective Time are as follows: Howard S. Hoover, Jr., William P. McCaughey and
C. Clifford Wright, Jr.

            C. The officers of the Surviving Corporation immediately after the Effective Time are as follows:


President.................................. Jacob A. Williamson, Jr.
Vice President and Assistant Secretary..... William P. McCaughey
Vice President and Secretary............... John D. Held
Controller................................. Michael Mamaux
Treasurer.................................. A. Jefferson Walker III

                                 End of Schedule

                                  SCHEDULE 2(D)

                                     to the

                      Agreement and Plan of Reorganization
                                    to which
                       American Residential Services, Inc.
                                       and
                    Metro Heating and Air Conditioning, Inc.
                                   are parties


            A. Words and terms used in this Schedule which are defined in the captioned Agreement are used herein as therein defined.

            B. Subject to reduction by the application of the Working Capital Adjustment, if any, the aggregate Acquisition Consideration will be comprised of
(1) ARS Sub Notes in the aggregate principal amount of $16,866,000 and (2) the ARS Sub Undertaking pursuant to which ARS Sub undertakes to deliver to the Stockholders 225,500 shares of ARS Common Stock. The Calculated Value may be higher or lower than the fair market value of a share of ARS Common Stock on the Closing Date.

            C. Each of the Stockholders will be entitled to receive his or her Pro Rata Share of the Acquisition Consideration pursuant to Paragraph 2(D), subject to the provisions of Paragraph 2(E) as follows: (1) Jacob A. Williamson, Jr., the owner of 4,800 shares of Company Capital Stock, will receive an ARS Sub Note payable to his order in the principal amount of $13,492,800 and, when the ARS Sub Undertaking is performed by ARS Sub, 180,400 shares of ARS Common Stock; and (2) each of Jacob A. Williamson, Sr. and Joyce E. Williamson, each the owner of 600 shares of Company Capital Stock, will receive an ARS Sub Note payable to his or her order in the principal amount of $1,686,600 and, when the ARS Sub Undertaking is performed by ARS Sub, 22,550 shares of ARS Common Stock.

                                 End of Schedule

                                                                         Annex 1

                       AMERICAN RESIDENTIAL SERVICES, INC.


                               STANDARD PROVISIONS

                                       FOR

                              BUSINESS COMBINATIONS

Form 96-1 (BC)

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE  I            REPRESENTATIONS AND WARRANTIES OF EACH
                      STOCKHOLDER..............................................1
        Section 1.01. Ownership and Status of Company Capital Stock............1
        Section 1.02. Power of the Stockholder; Approval of the Acquisition....1
        Section 1.03. No Conflicts or Litigation...............................2
        Section 1.04. No Brokers...............................................2
        Section 1.05. Preemptive and Other Rights; Waiver......................2
        Section 1.06. Control of Related Businesses............................2

ARTICLE II            REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS......................3
        Section 2.01. Organization.............................................3
        Section 2.02. Qualification............................................3
        Section 2.03. Authorization; Enforceability; Absence of Conflicts;
                      Required Consents........................................3
        Section 2.04. Charter Documents and Records; No Violation..............4
        Section 2.05. No Defaults..............................................4
        Section 2.06. Company Subsidiaries.....................................5
        Section 2.07. Capital Stock of the Company and the Company
                      Subsidiaries.............................................5
        Section 2.08. Transactions in Capital Stock............................6
        Section 2.09. No Bonus Shares..........................................6
        Section 2.10. Predecessor Status; etc..................................6
        Section 2.11. Related Party Agreements.................................6
        Section 2.12. Litigation...............................................6
        Section 2.13. Financial Statements; Disclosure. .......................6
        Section 2.14. Compliance With Laws.....................................7
        Section 2.15. Certain Environmental Matters............................8
        Section 2.16. Liabilities and Obligations..............................9
        Section 2.17. Receivables..............................................9
        Section 2.18. Real Properties..........................................9
        Section 2.19. Other Tangible Assets...................................10
        Section 2.20. Proprietary Rights......................................10
        Section 2.21. Relations With Governments, etc.........................10
        Section 2.22. Commitments.............................................11
        Section 2.23. Inventories.............................................12
        Section 2.24. Insurance...............................................12
        Section 2.25. Employee Matters........................................12

                                TABLE OF CONTENTS

                                                                            PAGE


        Section 2.26. Compliance With ERISA, etc..............................14
        Section 2.27. Taxes...................................................17
        Section 2.28. Government Contracts....................................18
        Section 2.29. Absence of Changes......................................18
        Section 2.30. Bank Relations; Powers of Attorney......................19

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF ARS...................20
        Section 3.01. Organization; Power.....................................20
        Section 3.02. Authorization; Enforceability; Absence of Conflicts;
                      Required Consents.......................................20
        Section 3.03. Charter Documents.......................................21
        Section 3.04. Capital Stock of ARS....................................21
        Section 3.05. No Litigation...........................................21

ARTICLE IV            COVENANTS EXTENDING TO THE EFFECTIVE TIME...............22
        Section 4.01. Access and Cooperation; Due Diligence...................22
        Section 4.02. Conduct of Business Pending the Effective Time..........22
        Section 4.03. Prohibited Activities...................................23
        Section 4.04. No Shop.................................................24
        Section 4.05. Notice to Bargaining Agents.............................25
        Section 4.06. Notification of Certain Matters.........................25
        Section 4.07. Supplemental Information................................25
        Section 4.08. Additional Financial Statements.........................26
        Section 4.09. Termination of Plans....................................26
        Section 4.10. Disposition of Unwanted Assets..........................26
        Section 4.11. HSR Act Matters.........................................26
        Section 4.12. NYSE Listing............................................27

ARTICLE V             CONDITIONS TO CLOSING AND CONSUMMATION..................27
        Section 5.01. Conditions to the Obligations of Each Party.............27
        Section 5.02. Conditions to the Obligations of the Company and
                      the Stockholders........................................27
        Section 5.03. Conditions to the Obligations of ARS and ARS Sub........27

ARTICLE VI            COVENANTS FOLLOWING THE EFFECTIVE TIME..................29
        Section 6.01. Preparation and Filing of Tax Returns...................29
        Section 6.02. Removal of Guaranties...................................29

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE VII    INDEMNIFICATION................................................29
        Section 7.01. Survival of Representations and Warranties..............29
        Section 7.02. Indemnification of ARS Indemnified Parties..............30
        Section 7.03. Indemnification of Stockholder Indemnified Parties......30
        Section 7.04. Conditions of Indemnification...........................31
        Section 7.05. Remedies Not Exclusive..................................33
        Section 7.06. Limitations on Indemnification..........................33

ARTICLE VIII   LIMITATIONS ON COMPETITION.....................................34
        Section 8.01. Prohibited Activities...................................34
        Section 8.02. Damages.................................................35
        Section 8.03. Reasonable Restraint....................................35
        Section 8.04. Severability; Reformation...............................35
        Section 8.05. Independent Covenant....................................35
        Section 8.06. Materiality.............................................35

ARTICLE IX            DEFINITIONS AND DEFINITIONAL PROVISIONS.................35
        Section 9.01. Defined Terms...........................................35
        Section 9.02. Other Defined Terms.....................................47
        Section 9.03. Other Definitional Provisions...........................47
        Section 9.04. Captions................................................48

ARTICLE X             GENERAL PROVISIONS......................................48
        Section 10.01.Treatment of Confidential Information...................48
        Section 10.02.Brokers and Agents......................................49
        Section 10.03.Assignment; No Third Party Beneficiaries................49
        Section 10.04.Entire Agreement; Amendment; Waivers....................49
        Section 10.05.Expenses................................................49
        Section 10.06.Notices.................................................50
        Section 10.07.Governing Law...........................................50
        Section 10.08.Exercise of Rights and Remedies.........................50
        Section 10.09.Time....................................................51
        Section 10.10.Reformation and Severability............................51
        Section 10.11.Remedies Cumulative.....................................51
        Section 10.12.Release.................................................51

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE XI            TERMINATION.............................................52
        Section 11.01.Termination of This Agreement...........................52
        Section 11.02.Liabilities in Event of Termination.....................52

                                    ARTICLE I

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

               Each of the Stockholders represents and warrants to ARS that, as applied solely to himself, all the following representations and warranties in this Article I are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 4.07, on the Closing Date and immediately prior to the Effective Time, true and correct:

               Section 1.01. OWNERSHIP AND STATUS OF COMPANY CAPITAL STOCK. The Stockholder is the record and beneficial owner or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner of the number of shares of the Company Capital Stock set forth, by each class, and by each series in each class thereof, opposite the Stockholder's name in Schedule 1.01, free and clear of all Liens, except for the Liens accurately set forth in Schedule 1.01, all of which will be released at or before the Closing Date.

               Section 1.02. POWER OF THE STOCKHOLDER; APPROVAL OF THE ACQUISITION. (a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party and to perform the Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken.

               (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Acquisition, has voted all the shares of the Company Capital Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental Requirements of the Company's Organization

State, whichever are controlling, to approve this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby.

               Section 1.03. NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party do not and will not (a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the shares of the Company Capital Stock owned by the Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of the Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

               Section 1.04. NO BROKERS. The Stockholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent (other than a Purchaser Representative) or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

               Section 1.05. PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of ARS Common Stock as a result of the Acquisition or to acquire ARS Common Stock pursuant to any written option granted by ARS to the Stockholder, the Stockholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of the Company Capital Stock or ARS Common Stock or (b) hereby irrevocably waives each right of that type the Stockholder does own or otherwise has.

               Section 1.06. CONTROL OF RELATED BUSINESSES. Except as accurately set forth in Schedule 1.06, the Stockholder is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with the Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        THE COMPANY AND THE STOCKHOLDERS

               The Company and each Stockholder jointly and severally represent and warrant to, and agree with, ARS that all the following representations and warranties in this Article II are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 4.07, on the Closing Date and immediately prior to the Effective Time, true and correct:

               Section 2.01. ORGANIZATION. Schedule 2.01 sets forth the Organization State of each of the Company and the Company Subsidiaries. Each of the Company and the Company Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its Organization State,
(b) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (c) is duly qualified and in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect.

               Section 2.02. QUALIFICATION. Schedule 2.02 accurately lists all the jurisdictions in which each of the Company and the Company Subsidiaries is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted, and neither the Company nor any Company Subsidiary owns, leases or operates any properties, or carries on its business, in any jurisdiction not listed in Schedule 2.02 which is Material to the Acquired Business.

               Section 2.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

               (b) This Agreement has been, and each of the other Transaction Documents to which the Company is a party, when executed and delivered to ARS (or, in the case of the Certificates of Merger, if any, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

               (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of any of the Company and the Company Subsidiaries, (B) any Governmental Requirement applicable to any of the Company and the Company Subsidiaries or (C) any Material Agreement of the Company, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Company and the Company Subsidiaries (or upon any revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by any of the Company and the Company Subsidiaries at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

               (d) Except for (i) the filing of the Certificates of Merger, if any, with the applicable Governmental Authorities, (ii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by any of the Company and the Company Subsidiaries for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

               Section 2.04. CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of the Company and the Company Subsidiaries to be delivered or otherwise made available to ARS. No breach or violation of any Charter Document of any of the Company and the Company Subsidiaries has occurred and is continuing.

               Section 2.05. NO DEFAULTS. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which
(a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part,
(b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets constituting any part of the Acquired Business (or upon any revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by any of the Company and the Company Subsidiaries.

               Section 2.06. COMPANY SUBSIDIARIES. Schedule 2.01 either (a) accurately sets forth the form of organization, legal name, and Organization State of each Company Subsidiary or (b) correctly states no Entity is a Company Subsidiary. Except as accurately disclosed in Schedule 2.06, each Company Subsidiary is a wholly owned Subsidiary of the Company. In the case of any Company Subsidiary that is not a wholly owned Subsidiary of the Company,
Schedule 2.06 accurately sets forth, by each class and each series within each class, the number of outstanding shares (or other percentage ownership interests) of Capital Stock of the Company Subsidiary, (a) the Company's aggregate direct and indirect ownership of those shares (or interests) and (b) the name and address of record and percentage ownership of those shares (or interests) of each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists on any outstanding Capital Stock of any Company Subsidiary which is owned directly or indirectly by the Company other than (a) the Liens, if any, described in Schedule 2.06, all of which will be released at or before the Effective Time, and (b) Permitted Liens. Except as accurately set forth in Schedule 2.06, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or any option, warrant or right to acquire Capital Stock of any Entity other than a Company Subsidiary.

               Section 2.07. CAPITAL STOCK OF THE COMPANY AND THE COMPANY SUBSIDIARIES. Schedule 2.07 accurately sets forth, by each class and by each series within each class, the total number of shares of authorized Company Capital Stock and the total number of such shares that have been issued and are now outstanding. Except as accurately set forth in Schedule 2.07: (a) no shares of Company Capital Stock are held by the Company or any Company Subsidiary as treasury shares; and (b) no outstanding options, warrants or rights to acquire Capital Stock of the Company or any Company Subsidiary exist. All the issued and outstanding Capital Stock of each of the Company and the Company Subsidiaries
(a) have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their issuer's Organization State and Charter Documents and (b) are fully paid and nonassessable. Neither the Company nor any Company Subsidiary has issued or sold any of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any options, warrants or rights to acquire its Capital Stock which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company or any Company Subsidiary it holds, any right to vote on any matter with the holders of Capital Stock of the Company or any Company Subsidiary.

               Section 2.08. TRANSACTIONS IN CAPITAL STOCK. Except as accurately set forth in Schedule 2.08: (a) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action in contemplation of the transactions described in this Agreement has been taken, respecting the equity ownership of either the Company or any Company Subsidiary.

               Section 2.09. NO BONUS SHARES. Except as accurately set forth in
Schedule 2.09, no outstanding Company Capital Stock was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for any consideration other than cash.

               Section 2.10. PREDECESSOR STATUS; ETC. Schedule 2.10 accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Company, including the names of any Entities from which the Company previously acquired material assets. Except as accurately disclosed in
Schedule 2.10, the Company has not been a Subsidiary or division of another corporation or a part of an acquisition that later was rescinded.

               Section 2.11. RELATED PARTY AGREEMENTS. Schedule 2.11 accurately sets forth all Related Party Agreements in effect on the date hereof. Except for those Related Party Agreements specifically referred to in Schedule 2.11 as "Retained Related Party Agreements" (the "Retained Related Party Agreements"), each Related Party Agreement in effect on the date hereof will have been terminated, and all Indebtedness of each Related Person and its Affiliates owed to any of the Company and the Company Subsidiaries will have been paid in full, prior to the Effective Time, and no Related Party Agreement then will exist. The terms and conditions of each of the Retained Related Party Agreements are no less favorable to the Company than the Company reasonably could have expected to obtain in an arm's-length transaction with a Person other than an Affiliate of the Company, the rentals provided for in the Retained Related Party Agreements constituting leases of property to the Acquired Business do not and will not exceed fair market rentals of the properties being rented or leased under those Retained Related Party Agreements and the payments provided to be made by the Company or any Company Subsidiary in the other Retained Related Party Agreements do not exceed the fair market value of the goods or other property provided to or the services performed for the Acquired Business.

               Section 2.12. LITIGATION. Except as accurately disclosed in
Schedule 2.12, no Litigation is pending or, to the knowledge of the Company or any Stockholder, threatened to which the Company or any Company Subsidiary is or may become a party.

               Section 2.13. FINANCIAL STATEMENTS; DISCLOSURE. (a) FINANCIAL STATEMENTS. (i) The Financial Statements (including in each case the related schedules and notes, if any) delivered to ARS present fairly, in all material respects, the financial position of the Acquired Business at the respective dates of the balance sheets included therein and the results of operations and cash flows of the Acquired Business for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of any balance sheet included in the Financial Statements delivered to ARS, neither the Company nor any Company Subsidiary then had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Company and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

               (ii) Since the Current Balance Sheet Date, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of the Company or any Company Subsidiary that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect.

               (b) DISCLOSURE. (i) As of the date hereof, all Information that has been made available to ARS by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

               (ii) All Information that is made available after the date hereof from time to time prior to the Effective Time to ARS by or on behalf of the Company in connection with or pursuant to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements are made.

               (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by the Company or any of its Representatives and made available prior to the Effective Time to ARS pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to ARS in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and foreseeable business conditions of the Company and the Company Subsidiaries and represented and will represent management's good faith estimate of the projected financial performance of the Acquired Business based on the information available to the Responsible Officers at the time so furnished.

               Section 2.14. COMPLIANCE WITH LAWS. (a) Except as accurately disclosed in Schedule 2.14: (i) each of the Company and the Company Subsidiaries possesses, or, if required by the applicable Environmental Laws (including those relating to the maintenance, repair or servicing of appliances, equipment or other products containing chlorofluorocarbons or hydrochloro- fluorocarbons) and Professional Codes, one or more of its employees as required by those

Environmental Laws and Professional Codes possesses, all necessary master licenses and similar Governmental Approvals required for the conduct of its business; and (ii) each of the Company and the Company Subsidiaries and such one or more of its employees are in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. Schedule 2.14 accurately discloses all the Governmental Approvals so possessed (other than permits for particular jobs for customers as may be required under the applicable Professional Codes). All the Governmental Approvals so listed are valid and in full force and effect and, except as accurately disclosed in Schedule 2.14, neither the Company nor any Company Subsidiary has received, nor to the knowledge of any Stockholder, has any employee of either received, any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

               (b) Except as accurately disclosed in Schedule 2.14, each of the Company and the Company Subsidiaries: (i) has been and continues to be in compliance with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA, Environmental Laws and Professional Codes; and (ii)(A) neither the Company nor any Company Subsidiary has received, nor to the knowledge of the Company has any employee of either received, any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance with any of those Governmental Requirements and (B) to the knowledge of each of the Company, the Company Subsidiaries and the Stockholders, no condition or state of facts exists which would provide a valid basis for any such assertion.

               Section 2.15. CERTAIN ENVIRONMENTAL MATTERS. Except as accurately disclosed in Schedule 2.15: (a) the Company and each Company Subsidiary have complied, and remain in compliance, with the provisions of all Environmental Laws applicable to any of them or any of their respective presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company and each Company Subsidiary of all sites presently owned or operated by any of them where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in those Environmental Laws) at, from, in or on any site owned or operated by the Company or any Company Subsidiary has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) neither the Company nor any Company Subsidiary (or any agent or contractor of either) has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any claim against the Company, any Company Subsidiary, ARS or any Subsidiary of ARS, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist on or under any of the properties owned or operated by the Company or any Company Subsidiary from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided ARS with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company or any Company Subsidiary respecting any facility, site or other property presently owned or operated by the Company and each Company Subsidiary.

               Section 2.16. LIABILITIES AND OBLIGATIONS. Schedule 2.16 accurately lists all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of each of the Company and the Company Subsidiaries which (a) (i) exceed or reasonably could be expected to exceed $10,000 and (ii) (A) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (B) were incurred after the Current Balance Sheet Date otherwise than in the ordinary course of business and consistent with past practice. Schedule 2.16 also accurately lists and describes, for each of the Company and the Company Subsidiaries, each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and if that item is secured by any property or asset of the Company or any Company Subsidiary, the nature of that security.

               Section 2.17. RECEIVABLES. Except as accurately set forth in
Schedule 2.17, all the accounts and notes or other advances receivable of the Company and the Company Subsidiaries reflected on the Current Balance Sheet were collected, or are collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet.

               Section 2.18. REAL PROPERTIES. (a) Schedule 2.18 accurately lists and correctly describes in all material respects: (i) all real properties owned by any of the Company and the Company Subsidiaries and, for each of those properties, the address thereof and the use thereof in the business of the Company and the Company Subsidiaries, and (ii) all real properties of which any of the Company and the Company Subsidiaries is the lessee and, for each of those properties, the address thereof and the lease (including its expiration date and any renewal options) relating thereto.

               (b) The Company has provided ARS with true, complete and correct copies of all title reports and insurance policies owned or in the possession of any of the Company and the Company Subsidiaries and relating to any of the real properties listed as being owned in Schedule 2.18. Except as accurately set forth in Schedule 2.18 or those reports and policies, and except for Permitted Liens, the Company or a Company Subsidiary owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed in
Schedule 2.18 as being owned.

               (c) The Company has provided ARS with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Schedule 2.18 as being leased and, except as accurately set forth in Schedule 2.18, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company or a Company Subsidiary.

               (d) The fixed assets of each of the Company and the Company Subsidiaries are affixed only to one or more of the real properties listed in
Schedule 2.18 and, except as accurately set forth in Schedule 2.18, are maintained in accordance with reasonable commercial operating practices and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

               Section 2.19. OTHER TANGIBLE ASSETS. (a) Schedule 2.19 accurately discloses all leases, including capital leases, that are Material to the Company under which the Company or a Company Subsidiary is leasing its property, plant and equipment and other tangible assets other than real properties. Except as accurately set forth in Schedule 2.19, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company or a Company Subsidiary.

               (b) Except as accurately set forth in Schedule 2.19, all the property, plant and equipment of the Company and its Subsidiaries are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

               Section 2.20. PROPRIETARY RIGHTS. Except as accurately set forth in Schedule 2.20, each of the Company and the Company Subsidiaries owns, free and clean of all Liens other than Permitted Liens, or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free, to their knowledge, of any claims or infringements. Schedule 2.20 accurately (a) lists these Proprietary Rights and
(b) indicates those owned by the Company or any Company Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as accurately set forth in Schedule 2.20, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by ARS or any Subsidiary of ARS following the Effective Time and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

               Section 2.21. RELATIONS WITH GOVERNMENTS, ETC. Neither the Company nor any Company Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Company or any Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

               Section 2.22. COMMITMENTS. Schedule 2.22 sets forth a complete, accurate list of each of the following to which any of the Company and the Company Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

               (a) each partnership, joint venture or cost-sharing agreement;

               (b) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

               (c) each instrument, agreement or other obligation evidencing or relating to Indebtedness of any of the Company and the Company Subsidiaries or to money lent or to be lent to another Person involving more than $25,000;

               (d) each contract to purchase or sell real property;

               (e) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $25,000 and which is not terminable without penalty and on no more than 30 days' prior notice;

               (f) each agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate;

               (g) each contract containing any noncompetition covenant;

               (h) each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Company or any Company Subsidiary of a particular product or service; and

               (i) each other agreement or commitment not made in the ordinary course of business that is Material to the Acquired Business.

True, correct and complete copies of all written items listed above, and true, correct and complete written descriptions of all oral items listed above, have heretofore been delivered or made available to ARS. Except as accurately set forth in Schedule 2.22: (a) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any of the items listed above which are Material to the Acquired Business by any of the Company and the Company Subsidiaries or, to the knowledge of the Company, any other party thereto; and (b) no penalties have been incurred, nor are amendments pending, with respect to the items listed above which are Material to the Acquired Business. The items listed above are in full force and effect and are valid and enforceable obligations of the Company or the Company Subsidiaries parties thereto and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company, may be made by any party thereto (other than by the Company or a Company Subsidiary), nor has the Company or a Company Subsidiary, as the case may be, waived any rights thereunder.

               Section 2.23. INVENTORIES. Except as accurately set forth in
Schedule 2.23, all inventories, net of reserves determined in accordance with GAAP, of each of the Company and the Company Subsidiaries which are classified as such on the Current Balance Sheet are, to the knowledge of the Company, merchantable and salable or usable in the ordinary course of business of the Acquired Business. The Acquired Business does not depend on any single vendor for its inventories the loss of which could have a Material Adverse Effect.

               Section 2.24. INSURANCE. Schedule 2.24 accurately sets forth a list of all insurance policies carried by each of the Company and the Company Subsidiaries. The Company has previously provided ARS with: (a) an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (b) true, complete and correct copies of all insurance policies carried by each of the Company and the Company Subsidiaries which are in effect, all of which (i) have been issued by insurers of recognized responsibility and (ii) currently are, and will remain without interruption through the Effective Date, in full force and effect. Except as set forth in Schedule 2.24: (a) no insurance carried by the Company or any Company Subsidiary has been canceled by the insurer during the past five years, and neither the Company nor any Company Subsidiary has ever been denied coverage; and (b) neither the Company nor any Company Subsidiary or Stockholder has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Company and the Stockholders, no such increase in deductibles, retainages or premiums is threatened.

               Section 2.25. EMPLOYEE MATTERS. (a) CASH COMPENSATION. Schedule
2.25 sets forth an accurate, complete written list of the names, titles and rates of annual cash compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other cash compensation, respectively) of all key employees, nonemployee officers, nonemployee directors and key consultants and independent contractors of each of the Company and the Company Subsidiaries who receive annualized cash compensation of greater than $100,000.

               (b) EMPLOYMENT AGREEMENTS. Schedule 2.25 accurately lists all Employment Agreements remaining executory in whole or in part on the date hereof, and the Company has provided ARS with true, complete and correct copies of all those Employment Agreements. Neither the Company nor any Company Subsidiary is a party to any oral Employment Agreement.

               (c) OTHER COMPENSATION PLANS. Schedule 2.25 accurately lists all Other Compensation Plans either remaining executory on the date hereof or to become effective after the date hereof. The Company has provided ARS with a true, correct and complete copy of each of those Other Compensation Plans that is in writing and an accurate written description of each of those Other Compensation Plans that is not written. Except as accurately set forth in
Schedule 2.25, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to that amendment or termination.

               (d) ERISA BENEFIT PLANS. Schedule 2.25 accurately (i) lists each ERISA Pension Benefit Plan (A)(1) the funding requirements of which (under
Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date hereof were, in whole or in part, the responsibility of the Company or any Company Subsidiary or (2) respecting which the Company or any Company Subsidiary is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "Company ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause
(B) being an "ERISA Affiliate Pension Plan") and (C) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by the Company or any Company Subsidiary (each plan described in this clause (C) and each Company ERISA Pension Plan being a "Company ERISA Benefit Plan"), (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated and
(iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Company has provided ARS with (i) true, complete and correct copies of (A) each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan,
(B) each trust agreement related thereto and (C) all amendments to those plans and trust agreements. Except as accurately set forth in Schedule 2.25, (i) neither the Company nor any Company Subsidiary is, or at any time during the six-year period ended on the date hereof was, a member of any ERISA Group that currently includes, or included when the Company or a Company Subsidiary was a member, among its members any Person other than the Company and the Company Subsidiaries and (ii) no Person is an ERISA Affiliate of the Company or any Company Subsidiary (other than the Company or any Company Subsidiary in the case of any other Company Subsidiary or any Company Subsidiary in the case of the Company, if the Company and the Company Subsidiaries comprise an ERISA Group).

               (e) EMPLOYEE POLICIES AND PROCEDURES. Schedule 2.25 accurately lists all Employee Policies and Procedures. The Company has provided ARS with a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

               (f) UNWRITTEN AMENDMENTS. Except as accurately described in
Schedule 2.25, no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

               (g) LABOR COMPLIANCE. Each of the Company and the Company Subsidiaries has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as accurately set forth in Schedule 2.25, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries before any Governmental Authority (nor, to the knowledge of the Company, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any of the Company Subsidiaries (nor, to the knowledge of the Company, does any valid basis therefor exist).

               (h) UNIONS. Except as set forth on Schedule 2.25, (i) neither the Company nor any Company Subsidiary or ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company and the Company Subsidiaries are represented by any union, labor organization or collective bargaining unit and, to the knowledge of the Company, (ii) none of the employees of the Company and the Company Subsidiaries has threatened to organize or join a union, labor organization or collective bargaining unit.

               (i) CHANGE OF CONTROL BENEFITS. Except as accurately set forth in
Schedule 2.25, neither the Company nor any of the Company Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company or any of the Company Subsidiaries which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

               (j) RETIREES. Neither the Company nor any of the Company Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA.

               Section 2.26. COMPLIANCE WITH ERISA, ETC. (a) COMPLIANCE. Each of the Company ERISA Benefit Plans and Other Compensation Plans (each, a "Plan")
(i) is in substantial compliance
with all applicable provisions of ERISA, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

               (b) QUALIFICATION. All Plans that are intended to qualify under
Section 401(a) of the Code (the "Qualified Plans") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). The Company has provided ARS with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each such Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed or distributed.

               (c) NO PROHIBITED TRANSACTIONS, ETC. None of the Stockholders, any Plan or the Company or any Company Subsidiary has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist pursuant to which the Company or any Company Subsidiary could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan now or hereafter maintained or contributed to by the Company or any of its ERISA Affiliates. Further:

               (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

               (ii) no Termination Event has occurred;

               (iii) no Reportable Event has occurred with respect to any Plan which was not properly reported;

               (iv) the valuation of assets of any Qualified Plan, as of the Effective Time, shall equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans;

               (v) with respect to Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the

        Company, each Company Subsidiary and the Stockholders have complied (and at the Effective Time will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Company nor any Company Subsidiary has incurred (or will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, any Company Subsidiary or any Stockholder, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the Effective Time directly or indirectly against the Company, any Company Subsidiary, any Stockholder, ARS or any Subsidiary of ARS with respect to any of those group health plans;

               (vi) the Financial Statements as of the Current Balance Sheet Date reflect the approximate total pension, medical and other benefit liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

               (vii) neither the Company nor any Company Subsidiary has incurred liability under Section 4062 of ERISA.

               (d) MULTIEMPLOYER PLANS. Except as set forth in Schedule 2.26, neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA. Schedule 2.26 lists for each Multiemployer Plan on such Schedule the Company's best estimate of the amount of withdrawal liability that would be incurred if the Company and each of its ERISA Affiliates were to make a complete withdrawal from such Multiemployer Plan as of the Closing Date. Except as set forth in Schedule 2.26, the aggregate amount of such withdrawal liability if the Company and each of its ERISA Affiliates were to make a complete withdrawal from each such Multiemployer Plan would not exceed $25,000.

               (e) CLAIMS AND LITIGATION. Except as accurately set forth in
Schedule 2.26, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

               (f) EXCISE TAXES, DAMAGES AND PENALTIES. No act, omission or transaction has occurred which would result in the imposition on the Company or any Company Subsidiary of (i) breach of fiduciary duty liability damages under
Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c),
(i) or (l) of Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

               (g) WELFARE TRUSTS. Any trust funding a Plan, which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

               Section 2.27. TAXES. (a) Each of the following representations and warranties in this Section 2.27 is qualified to the extent set forth in
Schedule 2.27.

               (b) All Returns required to be filed with respect to any Tax for which any of the Company and the Company Subsidiaries is liable have been duly and timely filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company or a Company Subsidiary by assessment has been timely paid in the amount assessed and adequate reserves have been established on the consolidated books of the Company and the Company Subsidiaries for all Taxes for which any of the Company and the Company Subsidiaries is liable, but the payment of which is not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company or a Company Subsidiary. Each of the Company and the Company Subsidiaries has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company or any Company Subsidiary except Liens for Taxes which are not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company or any Company Subsidiary is asserted to be liable is pending or, to the knowledge of the Company or any Stockholder, threatened and no basis which the Company or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company or any Company Subsidiary. There are no requests for rulings or determinations in respect of any Taxes pending between the Company or any Company Subsidiary and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company or any Company Subsidiary is or may be liable has been granted to any Taxing Authority. Neither the Company nor any Company Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Company and the Company Subsidiaries and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company and each Company Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

               (c) Neither the Company or any Company Subsidiary nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

               (d) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of the Company or of any Company Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company or of any Company Subsidiary exist or are proposed or threatened which could give rise to an adjustment under
Section 481 of the Code.

               Section 2.28. GOVERNMENT CONTRACTS. Neither the Company nor any Company Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

               Section 2.29. ABSENCE OF CHANGES. Since the Current Balance Sheet Date, except as accurately set forth in Schedule 2.29, none of the following has occurred with respect to the Company or any Company Subsidiary:

               (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions generally affecting the Air Conditioning and Refrigeration Contracting or Plumbing businesses, which has caused, is causing or will cause a Material Adverse Effect;

               (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or options, warrants or rights to acquire its Capital Stock;

               (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

               (d) any increase in, or any commitment or promise to increase, the rates of cash compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their family members) at the times and in the amounts consistent with its past practice;

               (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect following the Effective Time;

               (f) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Acquired Business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Stockholders and their family members and Affiliates;

               (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

               (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

               (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

               (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Acquired Business;

               (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices;

               (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any commitment to incur any Indebtedness or any such Guaranty;

               (m) any investment in the Capital Stock, options, warrants, rights to acquire the Capital Stock or the Indebtedness of any Person other than short-term United States Treasury obligations or short-term certificates of deposit of a commercial bank or trust company;

               (n) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $50,000, or commitments by the Company and the Company Subsidiaries to make capital expenditures totaling in excess of $50,000; or

               (o) any cancellation or termination of a Material Agreement of the Acquired Business.

               Section 2.30. BANK RELATIONS; POWERS OF ATTORNEY. Schedule 2.30 accurately sets forth:

               (a) the name of each financial institution in which the Company or any Company Subsidiary has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

               (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

               (c) the name of each Person holding a general or special power of attorney from the Company or any Company Subsidiary and a description of the terms of each such power.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ARS

               ARS represents and warrants to the Company and each Stockholder that all the following representations and warranties in this Article III are as of the date of this Agreement, and will be on the Closing Date and immediately prior to the Effective Time, true and correct:

               Section 3.01. ORGANIZATION; POWER. ARS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under the laws of that State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time.

               Section 3.02. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by ARS of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of the State of Delaware and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

               (b) This Agreement has been, and each of the other Transaction Documents to which ARS is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificates of Merger, if any, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

               (c) The execution, delivery and performance in accordance with their respective terms by ARS of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under
(A) the Charter Documents of ARS, (B) any Governmental Requirement applicable to ARS or (C) any Material Agreement of ARS, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of ARS or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require ARS to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of ARS(or upon any revenues, income or profits of ARS therefrom), other than negative pledge covenants of ARS respecting the Capital Stock of its Subsidiaries and its other assets, or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by ARS at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

               (d) Except for (i) the filing of the Certificates of Merger, if any, with the applicable Governmental Authorities, and (ii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by ARS for the execution, delivery or performance by ARS of the Transaction Documents to which it is a party, the enforcement against ARS of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

               Section 3.03. CHARTER DOCUMENTS. No breach or violation of any Charter Document of ARS has occurred and is continuing.

               Section 3.04. CAPITAL STOCK OF ARS. As of the date hereof, the authorized capital stock of ARS is comprised of (A) 50,000,000 shares of ARS Common Stock and (B) 10,000,000 shares of preferred stock, $.001 par value per share. All shares of ARS Common Stock, if any, to be issued pursuant to Paragraph 2, when issued, (a) will have been duly authorized and validly issued in accordance with the Delaware General Corporation Law and the Charter Documents of ARS and (b) will be fully paid and nonassessable. None of the shares of ARS Common Stock, if any, to be issued pursuant to Paragraph 2 will, when issued, have been issued in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any then outstanding options, warrants or other rights it has issued to acquire ARS Common Stock.

               Section 3.05. NO LITIGATION. No Litigation is pending or, to the knowledge of ARS, threatened to which ARS is or may become a party which (a) questions or involves the validity or enforceability of any obligation of ARS under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by ARS of the transactions contemplated by this Agreement to be consummated by ARS or (ii) damages from ARS in connection with any such consummation.

                                   ARTICLE IV

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

               Section 4.01. ACCESS AND COOPERATION; DUE DILIGENCE. (a) From the date hereof and until the Effective Time, the Company will (i) afford to the Representatives of ARS reasonable access to all the key employees, sites, properties, books and records of each of the Company and the Company Subsidiaries, (ii) provide ARS with such additional financial and operating data and other information relating to the business and properties of each of the Company and the Company Subsidiaries as ARS may from time to time reasonably request and (iii) cooperate with ARS and its Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Document. Each Stockholder and the Company will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 10.01.

               (b) Each of the Company and the Stockholders will use its best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

               (c) From the date hereof and until the Effective Time, ARS will
(i) afford to the Representatives of the Company and the Stockholders access to all sites, properties, books and records of ARS, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of ARS as the Company or any Stockholder may from time to time reasonably request and (iii) cooperate with the Company and the Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

               (d) If this Agreement is terminated pursuant to Article XI, ARS promptly will return all written Confidential Information of the Company it then possesses to the Company.

               Section 4.02. CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. From the date hereof and until the Effective Time, the Company will, and will cause each Company Subsidiary to:

               (a) carry on its businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

               (d) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

               (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees and (iii) maintain its relationships with suppliers, customers and others having business relations with it;

               (f) comply with all applicable Governmental Requirements; and

               (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $10,000 in any case or $100,000 in the aggregate, without the prior written consent of ARS (which consent will not be unreasonably withheld).

               Section 4.03. PROHIBITED ACTIVITIES. From the date hereof and until the Effective Time, without the prior written consent of ARS or unless as required or expressly permitted by this Agreement, the Company will not, and will not permit any Company Subsidiary to:

               (a) make any change in its Charter Documents;

               (b) issue any of its Capital Stock or issue or otherwise create any options, warrants or rights to acquire any of its Capital Stock;

               (c) make any Restricted Payment (other than as provided in Schedule 4.03);

               (d) make any investments (other than short-term United States Treasury obligations or short-term certificates of deposit of a commercial bank or trust company) in the Capital Stock (or options, warrants or rights to acquire the Capital Stock) or Indebtedness of any Person;

               (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $50,000 otherwise than in the ordinary course of its business and consistent with its past practice;

               (f) increase or commit or promise to increase the cash compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of any of the Company and the Company Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or their family members) at the times and in the amounts consistent with its past practice;

               (g) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 and necessary or desirable for the conduct of the business of any of the Company and the Company Subsidiaries;

               (h) (i) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either
        (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

               (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

               (j) negotiate for the acquisition of any business or the start-up of any new business;

               (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

               (l) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

               (m) commit a material breach of or amend or terminate any Material Agreement of the Company or the Acquired Business or any Governmental Approvals Material to the Acquired Business; or

               (n) enter into any other transaction that is not in the ordinary course of its business and consistent with its past practice or that is prohibited hereby.

               Section 4.04. NO SHOP. Each of the Company and the Stockholders agrees that, from the date hereof and until the first to occur of the Effective Time or the termination of this Agreement in accordance with Article XI, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Acquired Business or ARS to, or have any discussions with, any Person relating to such an offer or proposal or otherwise facilitate any effort or attempt to make or implement such an offer or proposal. The Company and each Stockholder will: (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 4.04 of the obligations undertaken in this Section 4.04; and (b) notify ARS immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder.

               Section 4.05. NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company will (a) satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements and (b) provide ARS with proof that any required notice has been sent.

               Section 4.06. NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to ARS of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of the Company or any Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing Date and (b) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder. ARS shall give prompt notice to the Company of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of ARS contained herein to be untrue or inaccurate at or prior to the Closing Date and (b) any material failure of ARS to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 4.06 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 4.07, (b) modify the conditions set forth or referred to in Article V or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

               Section 4.07. SUPPLEMENTAL INFORMATION. Each of the Company and the Stockholders agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation until the Closing Date to provide ARS promptly with such additional supplemental information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Company or any Stockholder, to make each of those representations and warranties true and correct as of the Closing Date. For purposes only of determining whether the conditions to the obligations of ARS which are specified in Section 5.03 have been satisfied, and not for any purpose under Article VII, the Schedules as of the Closing Date shall be deemed to be the Schedules as of the date hereof as amended or supplemented by the Supplemental Information provided to ARS prior to the Closing pursuant to this
Section 4.07; provided, however, that if the Supplemental

Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect which was not reflected in the determination of the Ceiling Amount or, in the sole judgment of ARS (which shall be conclusive for purposes of this Section 4.07 and Article XI, but not for any purpose of Article
VII), (b) are having or will have a Material Adverse Effect, ARS will be entitled either (i) to terminate this Agreement pursuant to Section 11.01(d) or
(ii) to treat as ARS Indemnified Losses for all purposes of Article VII (which treatment will not prejudice the right of any Stockholders under Article VII to contest Damage Claims made by ARS in respect of those ARS Indemnified Losses) all Damages to the Acquired Business which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information.

               Section 4.08. ADDITIONAL FINANCIAL STATEMENTS. The Company will furnish to ARS:

               (a) as soon as available and in any event within 30 days after the end of each of the Company's fiscal quarters which ends prior to the Effective Time, an unaudited balance sheet of the Acquired Business as of the end of that fiscal quarter and the related statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Company's fiscal year ended with that quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Company's previous fiscal year and (ii) prepared in accordance with GAAP applied on basis consistent (A) throughout the periods indicated (excepting footnotes) and (B) with the basis on which the Initial Financial Statements including the Current Balance Sheet were prepared; and

               (b) if requested by ARS and promptly following any such request, such summary operating or other financial information of the Acquired Business as of the end of either the first or second fiscal month in any of the Company's fiscal quarters as ARS may request.

               Section 4.09. TERMINATION OF PLANS. If requested by ARS, the Company will, or will cause the applicable Company Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each Plan identified in Schedule 2.25 as a "Plan To Be Terminated Prior to the Effective Time" prior to the Effective Time.

               Section 4.10. DISPOSITION OF UNWANTED ASSETS. The Company will make all arrangements and take all such actions as are necessary and satisfactory to ARS to dispose, prior to the Effective Time, of those assets of the Company or the Company Subsidiaries which are listed in Schedule 4.10.

               Section 4.11. HSR ACT MATTERS. If ARS shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the Acquisition, and advises the Company in writing of that determination, the Company promptly will compile and file (or will cause its "ultimate parent entity" (as determined for purposes of the HSR
Act) to file) under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 5.01.

               Section 4.12. NYSE LISTING. ARS shall use its reasonable business efforts to have the shares of ARS Common Stock issuable in the Acquisition, if any, approved for listing on the New York Stock Exchange, subject to official notice of issuance, at or prior to the Effective Time.

                                    ARTICLE V

                     CONDITIONS TO CLOSING AND CONSUMMATION

               Section 5.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY7.01. THE CLOSING AND CERTAIN CONDITIONS. The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction on or before the Closing Date of each of the following conditions or waiver pursuant to Section 10.04:

               (a) NO LITIGATION. No Litigation shall be pending on the Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from ARS or any Subsidiary of ARS in connection with, the consummation of the Acquisition;

               (b) GOVERNMENTAL APPROVALS. All Governmental Approvals (other than the acceptance for filing of the Certificates of Merger, if any) required to be obtained by any of the Company, ARS and ARS Sub in connection with the consummation of the Acquisition shall have been obtained; and

               (c) NYSE LISTING. All shares of ARS Common Stock issuable in the Acquisition, if any, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

               Section 5.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and each Stockholder with respect to actions to be taken by them at or before the Closing Date and the actions to be taken on the Closing Date are subject to the satisfaction, or the waiver by the Company on behalf of itself and each Stockholder pursuant to
Section 10.04 on or before the Closing Date, of (a) all the conditions set forth in Schedule 5.02, if any, and (b) the condition that all the representations and warranties of ARS in Article III shall be true and correct as of the Closing Date as though made at that time.

               Section 5.03. CONDITIONS TO THE OBLIGATIONS OF ARS AND ARS SUB. The obligations of ARS and ARS Sub with respect to actions to be taken by them at or before the Closing Date are subject to the satisfaction, or the waiver by ARS pursuant to Section 10.04, on or before the Closing Date of (a) all the conditions set forth in Schedule 5.03, if any, and (b) all the following conditions:

               (1) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Stockholders and the Company in Articles I and II and in the Special Provisions, if any, shall be true and correct as of the Closing as though made at that time;

               (2) DELIVERY OF DOCUMENTS. The Stockholders and the Company shall have delivered to ARS:

                      (A) a Company officer's certificate, in the form of
               Exhibit 5.03-1 signed by the Company's President, respecting the representations and warranties of the Stockholders and the Company in Articles I and II and in the Special Provisions, if any, and compliance with the covenants of the Stockholders and the Company in Article IV and in the Special Provisions, if any;

                      (B) a Company secretary's certificate, in substantially
               the form of Exhibit 5.03-2 signed by the Company's Secretary, respecting the Charter Documents of the Company, resolutions of the Board of Directors and stockholders of the Company and the incumbency and signatures of certain officers of the Company;

                      (C) from each Stockholder, a certificate to the effect
               that no withholding is required under Section 1445 of the Code and in the form of Exhibit 5.03-3, with the blanks appropriately filled, duly executed and delivered by that Stockholder;

                      (D) an opinion dated the Effective Date and addressed to
               ARS from Counsel for the Company and the Stockholders substantially in the form of Exhibit 5.03-4;

                      (E) from each officer and director of the Company and each
               Company Subsidiary, if any, a notice of resignation substantially in the form of Exhibit 5.03-5;

                      (F) from each Stockholder receiving ARS Common Stock as
               Acquisition Consideration, if any, a lockup agreement substantially in the form of Exhibit 5.03-6; and

                      (G) for each of the Company and the Company Subsidiaries,
               a certificate, dated within 15 days prior to the Closing Date, duly issued by the appropriate Governmental Authorities in its Organization State and in each other jurisdiction listed for it in Schedule 2.02, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing Date have been filed and paid.

                                   ARTICLE VI

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

               Section 6.01. PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

               Section 6.02. REMOVAL OF GUARANTIES. ARS will use its reasonable best efforts to ensure that, within 90 days after the Effective Time, either (a) the Stockholder Guaranties, if any, listed in Schedule 6.02 are terminated or
(b) the Indebtedness to which those Guaranties relate is retired; provided, however, that if ARS is unable to effect the termination of any of those Guaranties or the retirement of any of that Indebtedness, ARS will indemnify and holds harmless each Stockholder from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) that such Stockholder may sustain, suffer or incur and that result from or arise out of or relate to that Guaranty or that Indebtedness, as the case may be.

                                   ARTICLE VII

                                 INDEMNIFICATION

               Section 7.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and Effective Time indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to
Section 4.07, provided that the representations and warranties set forth in (or deemed by any of the Special Provisions to be set forth in) Articles I, II and III and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the second anniversary of the Effective Date, except as follows: (a) the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (b) the representations and warranties of the Stockholders which relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of five years from the Effective Date; (c) the representatives and warranties of the Stockholders set forth in Sections 1.01 and 1.02 will survive forever; (d) if the Company is not included in the Acquired Business, the representations and warranties of the Company specified in Schedule 7.01, if any, will survive forever and the representations and warranties of the Company in Article II will expire as when the representations and warranties of the Stockholders to the same effect expire; and (e) if the Company is included in the Acquired Business, the representations and warranties of the Company will terminate and expire at the Effective Time. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article VII on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VII to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that: (a) the amount of that claim, if against the Company or any Stockholder, shall be taken into account in determining whether the aggregate amount of all claims against the Company or that Stockholder has exceeded the Threshold Amount or that Stockholder's Pro Rata Share of the Threshold Amount for purposes of Section 7.06; and (b) in the case of each representation and warranty that will terminate and expire as provided in this Section 7.01, no claim presented in writing for indemnification pursuant to this Article VII on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

               Section 7.02. INDEMNIFICATION OF ARS INDEMNIFIED PARTIES. (a) Subject to the applicable provisions of Sections 7.01 and 7.06, the Stockholders covenant and agree that they, jointly and severally, will indemnify each ARS Indemnified Party against, and hold each ARS Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein (other than in Article I) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in
Article I), or (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement (each such Damage Claim and each Damage Claim described in Section 7.02(b) being an "ARS Indemnified Loss").

               (b) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each ARS Indemnified Party against, and hold each ARS Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in Article I or in certificates delivered by that Stockholder and relating to those representations and warranties or (ii) any nonfulfillment of any several agreement on the part of that Stockholder in this Agreement.

               Section 7.03. INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. ARS covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (a) any breach by ARS of its representations and warranties set forth herein or in its certificates, if any, delivered to the Company or the Stockholders in connection herewith or (b) any nonfulfillment of any covenant or agreement on the part of ARS or ARS Sub in this Agreement (each such Damage Claim being a "Stockholder Indemnified Loss").

               Section 7.04. CONDITIONS OF INDEMNIFICATION. (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 7.04.

               (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 7.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

               (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.04(c), and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified

Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.04(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

               (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article VII, (B) elects not to defend the Indemnified Party pursuant to Section 7.04(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(c) or (ii) elects to defend the Indemnified Party pursuant to Section 7.04(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 7.04 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 7.04(d), and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

               (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice, that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim, as provided above, that dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of that dispute within 30 days after notice of that dispute is given.

               (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article VII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim,
(ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement in respect of that Third Party Claim. Payments of all amounts owing by an Indemnifying Party pursuant to Section 7.04(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

               Section 7.05. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to any other party, either at law or in equity.

               Section 7.06. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding the provisions of Section 7.02(a), neither the Company nor any of the Stockholders shall be required to indemnify or hold harmless any of the ARS Indemnified Parties on account of any ARS Indemnified Loss under Section 7.02(a) unless the liability of the Company and the Stockholders in respect of that ARS Indemnified Loss, when aggregated with the liability of the Company and the Stockholders in respect of all ARS Indemnified Losses under Section 7.02(a), exceeds, and only to the extent the aggregate amount of all those ARS Indemnified Losses does exceed, the Threshold Amount. In no event shall (i) the aggregate joint and several liability of the Company and the Stockholders under this Agreement, including Section 7.02(a), exceed the Ceiling Amount or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 7.02(a) and 7.02(b), exceed that Stockholder's Pro Rata Share of the Ceiling Amount. For purposes of determining the amount of ARS Indemnified Losses, no effect will be given to any resulting Tax benefit to any ARS Indemnified Party.

               (b) Notwithstanding the provisions of Section 7.03, ARS shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of ARS in respect of that Stockholder Indemnified Loss, when aggregated with the liability of ARS in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall ARS be liable under this Agreement, including Section 7.04, for any amount in excess of the Ceiling Amount. For purposes of determining the amount of Stockholder Indemnified Losses, no effect will be given to any resulting Tax benefit to any Stockholder Indemnified Party.

                                  ARTICLE VIII

                           LIMITATIONS ON COMPETITION

               Section 8.01. PROHIBITED ACTIVITIES. Each Stockholder agrees, severally and not jointly with any other Person, that he will not, during the period beginning on the date hereof and ending on the third anniversary of the Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

               (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in any business selling any products or providing any services in competition with the Acquired Business or ARS or any Subsidiary of ARS (ARS and its Subsidiaries collectively being "ARS" for purposes of this Article VIII) in any area within a radius of 100 miles of each service facility in which the Acquired Business was engaged in business on the date hereof or immediately prior to the Effective Date (each such area being a "Territory");

               (b) call on any natural person who is at that time employed by the Acquired Business or ARS in any managerial capacity with the purpose or intent of attracting that person from the employ of the Acquired Business or ARS, provided that the Stockholder may call on and hire any of his family members;

               (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Acquired Business or ARS within any Territory (i) for the purpose of soliciting or selling any product or service in competition with the Acquired Business or ARS in that Territory and (ii) with the knowledge of that customer relationship; or

               (d) call on any Entity which has been called on by ARS in connection with a possible acquisition by ARS, with the knowledge of that Entity's status as such an acquisition candidate, for the purpose of acquiring that Entity or arranging the acquisition of that Entity by any Person other than ARS.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 5% of the outstanding capital stock of a competing Entity if that class of capital stock is listed on a national stock exchange or included in the Nasdaq National Market. For purposes hereof and the respective tax reporting positions of the parties hereto, each party hereto agrees that the percentage of the cash portion of the Acquisition Consideration to be received by each Stockholder pursuant to Paragraph 2 which equals 1% of that Stockholder's Pro Rata Share of the Ceiling Amount will represent, and be received as, consideration for that Stockholder's agreement to observe the covenants in this Section 8.01.

               Section 8.02. DAMAGES. Because of the difficulty of measuring economic losses to ARS as a result of any breach by a Stockholder of his covenants in Section 8.01, and because of the immediate and irreparable damage that could be caused to ARS for which it would have no other adequate remedy, each Stockholder agrees that ARS may enforce the provisions of Section 8.01 by injunctions and restraining orders against that Stockholder if he breaches any of those provisions.

               Section 8.03. REASONABLE RESTRAINT. The parties hereto each agree that Sections 8.01 and 8.02 impose a reasonable restraint on the Stockholders in light of the activities and business of ARS on the date hereof, the current business plans of ARS and the investment, if any, by each Stockholder in ARS as a result of the Acquisition.

               Section 8.04. SEVERABILITY; REFORMATION. The covenants in this
Article VIII are severable and separate, and the unenforceability of any specific covenant in this Article VIII is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article VIII. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 8.01 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

               Section 8.05. INDEPENDENT COVENANT. All the covenants in this
Article VIII are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against ARS, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ARS of any covenant in this Article VIII. It is specifically agreed that the period specified in Section 8.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 8.01. The covenants contained in this Article VIII shall not be affected by any breach of any other provision hereof by any party hereto.

               Section 8.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article VIII is a material and substantial part of the transactions contemplated hereby.


                                   ARTICLE IX

                     DEFINITIONS AND DEFINITIONAL PROVISIONS

               Section 9.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

               "ACQUIRED BUSINESS" has the meaning specified in Paragraph 1.

               "ACQUISITION" has the meaning specified in the Preliminary Statement.

               "ACQUISITION CONSIDERATION" has the meaning specified in Paragraph 2.

               "AGREEMENT" means this Agreement, including all attached Schedules, Annexes, Addenda and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

                "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

               "AIR CONDITIONING AND REFRIGERATION CONTRACTING" means the design, installation, construction, maintenance, service, repair, alteration or modification of any appliance, equipment or other product used in environmental air conditioning or filtering, commercial refrigeration or process cooling or heating systems.

               "ARS" means American Residential Services, Inc., a Delaware corporation.

               "ARS COMMON STOCK" means the common stock, par value $.001 per share, of ARS.

               "ARS INDEMNIFIED LOSS" has the meaning specified in Section 7.02.

               "ARS INDEMNIFIED PARTY" means ARS and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies ARS Indemnified Parties in this Agreement in his capacity as a Stockholder will be an ARS Indemnified Party for purposes of this Agreement.

               "ARS SUB" means the Subsidiary of ARS, if any, which is a party to this Agreement.

               "CAPITAL STOCK" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

               "CEILING AMOUNT" has the meaning specified in Paragraph 1.

               "CERTIFICATE OF MERGER" means, if the Acquisition is effected by means of a Merger, (a) the articles or certificate of merger respecting that Merger which contains the information required by the laws of Surviving Corporation's Organization State to effect that Merger and, if the Organization State of any Entity merged into the Surviving Corporation in that Merger is not the Organization State of the Surviving Corporation, (b) the articles or certificate of merger respecting that Merger which contains the information required by the laws of that merged Entity's Organization State to effect that Merger.

               "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

               "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

               "CLAIM NOTICE" has the meaning specified in Section 7.04.

               "CLOSING" has the meaning specified in Paragraph 3.

               "CLOSING DATE" has the meaning specified in Paragraph 1.

               "CODE" means the Internal Revenue Code of 1986.

               "COMPANY" has the meaning specified in Paragraph 1.

               "COMPANY CAPITAL STOCK" has the meaning specified in the Paragraph 1.

               "COMPANY ERISA BENEFIT PLAN" has the meaning specified in Section 2.25.

               "COMPANY ERISA PENSION PLAN" has the meaning specified in Section 2.25.

               "COMPANY SUBSIDIARY" means at any time any Entity that is a Subsidiary of the Company at that time.

               "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

               "COUNSEL FOR ARS" means John D. Held, Esq., in his capacity as General Counsel and an officer of ARS.

               "CURRENT BALANCE SHEET" has the meaning specified in Paragraph 1.

               "CURRENT BALANCE SHEET DATE" has the meaning specified in Paragraph 1.

               "DAMAGE" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person.

               "DAMAGE CLAIM" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against the specified Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

               "EFFECTIVE DATE" has the meaning specified in Paragraph 1.

               "EFFECTIVE TIME" has the meaning specified in Paragraph 2.

               "ELECTION PERIOD" has the meaning specified in Section 7.04.

               "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

               "EMPLOYMENT AGREEMENT" means at any time any (a) agreement to which the Company or any Company Subsidiary is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Company or any Company Subsidiary and any Person which arises from the sale of a business by that Person to the Company or any Company Subsidiary and limits that Person's competition with the Company or any Company Subsidiary.

               "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

               "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyl's, chlorofluorocarbons (including chlorofluorocarbon-12) or hydrochloro-fluorocarbons).

               "ERISA" means the Employee Retirement Income Security Act of
        1974.

               "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

               "ERISA AFFILIATE PENSION PLAN" has the meaning specified in
        Section 2.25.

               "ERISA EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

               "ERISA GROUP" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA.

               "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

               "EXCHANGE ACT" means the Securities Exchange Act of 1934.

               "FINANCIAL STATEMENTS" means the Initial Financial Statements and the other financial statements of the Company and the Company Subsidiaries, if any, delivered to ARS pursuant to Section 4.08 prior to the Effective Time.

               "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which have been concurred in by Arthur Andersen LLP and have been or are applied on a basis consistent (except for changes concurred in by Arthur Andersen
        LLP) with the most recent Financial Statements delivered to ARS prior to the Effective Time.

               "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

               "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

               "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

               "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

               "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

               "INDEMNITY NOTICE" has the meaning specified in Section 7.04.

               "INDEMNIFIED PARTY" has the meaning specified in Section 7.04.

               "INDEMNIFYING PARTY" has the meaning specified in Section 7.04.

               "INFORMATION" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

               "INITIAL FINANCIAL STATEMENTS" has the meaning specified in Paragraph 1.

               "IRS" means the Internal Revenue Service.

               "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in the applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to that asset.

               "LITIGATION" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

               "MATERIAL" means, as applied to any Entity or the Acquired Business, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole or the Acquired Business, as the case may be.

               "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Acquired Business, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

               "MATERIAL AGREEMENT" of any Entity means any contract or agreement (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

               "MERGER" means a transaction as a result of which the Acquisition is effected and in which either (a) ARS Sub is merged with or into the Company or (b) the Company is merged with or into ARS or ARS Sub, as the case may be.

               "MULTIEMPLOYER PLAN" means a "multiemployer" plan as defined in
        Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

               "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

               "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company or any Company Subsidiary, (a) including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or options, warrants or rights to acquire Capital Stock of the Company or any Company Subsidiary, but (b) excluding all Company ERISA Pension Plans and Employment Agreements.

               "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any capital lease disclosed in Schedule 2.19 or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Schedule 2.18 or 2.19 so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

               "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate" any trade or business.

               "PLAN" has the meaning specified in Section 2.26.

               "PLUMBING" means the installation, repair, service or maintenance of any piping, fixtures, appurtenances or appliances in and about buildings where any natural person or persons live, work or assemble for a supply of gas, water or liquids, or any combination thereof, or for the disposal of waste water or sewage.

               "PLUMBING LAWS" means any and all Governmental Requirements related to Plumbing, such as Governmental Requirements relating to the planning, superintending, installation, alteration, repair, service and renovation of any pipeline, fixtures, appurtenances, appliances or drain or waste pipes, and including Governmental Requirements relating to the licensing of natural persons as plumbers of any classification.

               "PROFESSIONAL CODES" means any and all Governmental Requirements relating to the licensing or other regulation of the business of Air Conditioning and Refrigeration Contracting, the installation, repair or replacement of electrical appliances, equipment and systems, Plumbing or other residential or commercial on-site services, including building, electric and mechanical codes, Plumbing Laws and Governmental Requirements relating to any Person who issues and performs, or arranges to perform, services pursuant to any agreement or contract whereby, for a fee, a Person undertakes, for a specified period of time, to maintain, repair or replace all or any part of the structural components, the appliances or the electrical, plumbing, heating, cooling or air-conditioning systems on any residential or commercial property.

               "PROHIBITED TRANSACTION" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

               "PROPRIETARY RIGHTS" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of the Company or any Company Subsidiary, all agreements relating to the technology, know-how or processes used in any business of the Company or any Company Subsidiary.

               "PRO RATA SHARE" means for each Stockholder the fraction expressed as a percentage and set forth either in Paragraph 1 or in a Schedule to Paragraph 2, (a) the numerator of which is the number of shares of outstanding Company Capital Stock owned by that Person, as set forth in a Schedule to Paragraph 2, and (b) the denominator of which is the total number of shares of outstanding Company Capital Stock owned by all Stockholders as set forth in a Schedule to Paragraph 2.

               "PURCHASER REPRESENTATIVE" means a "purchaser representative" as defined in Securities Act Rule 501(h).

               "QUALIFIED PLANS" has the meaning specified in Section 2.26.

               "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, (a) to which the Company or any Company Subsidiary is a party or is bound or by which any property of the Company or any Company Subsidiary is bound or may be subject and (b) (i) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, or (ii) of which any Stockholder or any of that Stockholder's Related Persons or Affiliates is a beneficiary.

               "RELATED PERSON" of a Stockholder means: (a) if that Stockholder is a natural person, (i) any family member of that Stockholder, (ii) any estate of that Stockholder or any family member of that Stockholder,
        (iii) the trustee of any trust of which all the beneficiaries are Related Persons of that Stockholder and (iv) any Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder; and (b) if that Stockholder is an Entity, estate or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder.

               "REPORTABLE EVENT" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in
        Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code or (c) any failure to make a payment required by
        Section 412(m) of the Code with respect to that plan.

               "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

               "RCRA" means the Resource Conservation and Recovery Act of 1976.

               "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

               "RETAINED RELATED PARTY AGREEMENT" has the meaning specified in
        Section 2.11.

               "RETURNS" of any Person means the returns, reports or statements (including any Information returns) any Governmental Requirement requires to be filed by that Person for purposes of any Tax.

               "SECTION 338(H)(10) PURCHASE" means a transaction as a result of which the Acquisition is effected by means of a Stock Purchase and in connection with which ARS or ARS Sub makes an election under Section 338(h)(10) of the Code with respect to its purchase of the Company Capital Stock.

               "SECTION 351 TRANSACTION" means, if the Acquisition is structured as a transaction qualifying for the deferral of federal income tax under
        Section 351 of the Code, that transaction.

               "SECTION 368 REORGANIZATION" means, if the Acquisition is structured as a transaction qualifying as a reorganization under Section 368 of the Code, that transaction.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933.

               "SOLID WASTES, HAZARDOUS WASTES OR HAZARDOUS SUBSTANCES" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Company or any Company Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

               "SPECIAL PROVISIONS" means the Special Provisions of ARS, if any, referred to in Paragraph 5 and incorporated by reference in this Agreement.

               "STOCKHOLDER INDEMNIFIED LOSS" has the meaning specified in
        Section 7.03.

               "STOCKHOLDER INDEMNIFIED PARTY" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, ARS or any of its Subsidiaries, if the Stockholder is an Affiliate of ARS), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

               "STOCK PURCHASE" means a transaction as a result of which the Acquisition is effected by means of the purchase by ARS or ARS Sub from the Stockholders of all the outstanding Company Capital Stock.

               "SUBSIDIARY" of any specified Person at any time, means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

               "SUPPLEMENTAL INFORMATION" has the meaning specified in Section 4.07.

               "SURVIVING CORPORATION" means, if the Acquisition is effected by means of Merger, the Company or the Person to be designated in the Certificate of Merger as the surviving corporation of that merger.

               "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "TAXING AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

               "TERMINATION EVENT" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

               "THIRD PARTY CLAIM" has the meaning specified in Section 7.04.

               "THRESHOLD AMOUNT" has the meaning specified in Paragraph 1.

               "TRANSACTION DOCUMENT" means this Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement including those specified or referred to in Article V to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

               "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

               Section 9.02. OTHER DEFINED TERMS. Words and terms used in these Standard Provisions which are defined elsewhere in this Agreement are used herein as therein defined.

               Section 9.03. OTHER DEFINITIONAL PROVISIONS. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

               (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Paragraph," "Section," "Annex," "Addendum," "Schedule" and "Exhibit" refer to Articles, Paragraphs and Sections of, and Annexes, Addenda, Schedules and Exhibits to, this Agreement unless otherwise specified.

               (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

               (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

               Section 9.04. CAPTIONS. Captions to Articles, Paragraphs, Sections and subsections of, and Annexes, Addenda, Schedules and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                    ARTICLE X

                               GENERAL PROVISIONS

               Section 10.01. TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries and ARS and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of ARS, will not disclose such Confidential Information to any Person except (a) Representatives of ARS and (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 10.01; provided, however, that Confidential Information shall not include such information as (i) becomes known to the public generally through no fault of any Stockholder, (ii) is required to be disclosed by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to ARS and provide ARS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 10.01 with respect to any Confidential Information, ARS shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting ARS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

               (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.01(a), and because of the immediate and irreparable damage that would be caused to ARS for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that ARS may enforce the provisions of Section 10.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

               (c) The obligations of the parties under this Section 10.01 shall survive the termination of this Agreement.

               Section 10.02. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to ARS that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article VII, to indemnify ARS against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

               Section 10.03. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of ARS, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 10.12 or Article VII or as otherwise provided expressly herein or therein.

               Section 10.04. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, ARS Sub and ARS and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Stockholders entitled to receive at least 80% of the total Acquisition Consideration, the Company and ARS; provided, however, that no such amendment, modification, supplement or waiver will be effective unless it is signed by each Stockholder affected thereby to the extent that it (a) changes the several nature of that Stockholder's representations and warranties (to the extent they are not already joint and several as provided in Article II and Section 10.02),
(b) reduces the amount, or changes the components, of the Acquisition Consideration that Stockholder is entitled to receive pursuant to Section 1.4, or (c) amends or waives this sentence. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

               Section 10.05. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) ARS will pay the fees, expenses and disbursements of ARS and its Subsidiaries and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by ARS under this Agreement, and (b) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer and other similar taxes and fees incurred in connection with the transactions contemplated hereby including the fees, expenses and disbursements of counsel for the

Company and the Stockholders incurred in connection with the subject matter of this Agreement. The Stockholders will file all necessary documentation and Returns with respect to all sales, use, transfer and other similar taxes and fees they are required by this Section 10.05 to pay. In addition, each Stockholder acknowledges that he, and not the Company or ARS or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to that Stockholder pursuant to the transactions contemplated by this Agreement.

               Section 10.06. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received
(a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or
(b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

               (i)   if to ARS or any of its Subsidiaries, addressed to it at:

                     American Residential Services, Inc.
                     Post Oak Tower
                     5051 Westheimer Rd., Suite 725
                     Houston, Texas  77056-5604
                     Attn.: John D. Held, Esq.
                            Senior Vice President, General Counsel and Secretary
                     Fax No.: 713-599-0200

; and

               (ii) if to the Company or any of the Stockholders, addressed to such Person as set forth in Paragraph 7.

               Section 10.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

               Section 10.08. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

               Section 10.09. TIME. Time is of the essence in the performance of this Agreement in all respects.

               Section 10.10. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               Section 10.11. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

               Section 10.12. RELEASE. Subject to the limitations set forth in the last sentence in this Section 10.12, each Stockholder hereby unconditionally and irrevocably releases and forever discharges, effective as of and forever after the Effective Time, to the fullest extent permitted by applicable law, all past, present and future ARS Indemnified Parties (including, after the Effective Time, each of the Company and the Company Subsidiaries which is a Subsidiary of ARS immediately after the Effective Time) (collectively, the "Released Parties") from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Pre-Acquisition Claims") against the Company and the Company Subsidiaries, if any, or any of them that arises out of or is based on any agreement or understanding or act or failure to act (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Effective Time (whether based at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-Acquisition Matters"), including: (a) claims by the Stockholder with respect to repayment of loans or indebtedness; (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Stockholder is a party; and (c) claims by the Stockholder with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the Stockholder's employment with the Company or any Company Subsidiary, the cessation of that employment, the Stockholder's status as an officer, director or stockholder of the Company or otherwise (but excluding any and all claims in respect of (i) accrued and unpaid amounts owing to the Stockholder pursuant to each Employment Agreement disclosed in Schedule 2.25 to which the Stockholder is a party, (ii) accrued and unpaid cash compensation owing to the Stockholder in the normal and ordinary course of business and consistent with past practices, (iii) benefits accrued under each Company ERISA Benefit Plan or Other Compensation Plan, the existence of which has been disclosed in Schedule 2.25, and (iv) amounts or other obligations owing to the Stockholder, directly or indirectly, pursuant to each Retained Related Party Agreement, if any, which is disclosed in Schedule 2.11 and to which the Stockholder, directly or indirectly, is a party). The Stockholder further agrees not to file or bring any Litigation before any Governmental Authority on the basis of or respecting any Pre-Acquisition Claim concerning any Pre-Acquisition Matter against any Related Party. Each Stockholder (a) acknowledges that he or she fully comprehends and understands all the terms of this Section 10.12 and their legal effects and (b) expressly represents and warrants that (i) he or she is competent to effect the release made in this Section 10.12 knowingly and voluntarily and without reliance on any statement or representation of any Released Party or its Representatives and (ii) he or she had the opportunity to consult with an attorney of his or her choice regarding this Section 10.12. This
Section 10.12 shall not affect the rights of the Stockholders under this Agreement or any other Transaction Document.


                                   ARTICLE XI

                                   TERMINATION

               Section 11.01. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time solely:

               (a) by the mutual written consent of ARS and the Company;

               (b) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by the close of business on the 90th day after the date of this Agreement, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or on the Closing Date;

               (c) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

               (d) by ARS if it is entitled to do so as provided in Section
4.07.

               Section 11.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
10.05 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

                                                                      Addendum U

                       AMERICAN RESIDENTIAL SERVICES, INC.

                         SPECIAL PROVISIONS RELATING TO
                        THE UNREGISTERED ARS COMMON STOCK
                    INCLUDED IN THE ACQUISITION CONSIDERATION



               A. DEFINED TERMS. Words and terms used in this Addendum which are defined elsewhere in the Agreement in which this Addendum is incorporated by reference are used herein as defined therein.

               B. REPRESENTATION AND WARRANTY BY EACH STOCKHOLDER. Each Stockholder represents and warrants to ARS that, as applied solely to himself, as of the date of this Agreement, the Closing Date and immediately prior to the Effective Time: (1) the Stockholder will be acquiring the shares of ARS Common Stock to be issued pursuant to Paragraph 2 to him solely for his account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (2) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of ARS Common Stock other than this Agreement and the Joinder to the Registration Rights Agreement; (3) Schedule B to this Addendum correctly states (a) whether the Stockholder is, or is not, an "accredited investor" as defined in Securities Act Rule 501(a) and, if the Stockholder is not such an investor, (b) the name and address of his Purchaser Representative; and (4) the Stockholder (a) is able to bear the economic risk of an investment in the ARS Common Stock acquired pursuant to this Agreement, (b) can afford to sustain a total loss of that investment, (c) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the ARS Common Stock, (d) or his Purchaser Representative, if any, has had an adequate opportunity to ask questions and receive answers from the officers of ARS concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of ARS, the business, operations and financial condition of ARS and any plans of ARS for additional acquisitions, and (e) or his Purchaser Representative, if any, has asked all questions of the nature described in preceding clause (d), and all those questions have been answered to his satisfaction and the satisfaction of his Purchaser Representative, if any. For purposes of Section 7.01, the representation and warranty made in this Section B shall be deemed to be included in Article I.

               C. RESTRICTIONS ON TRANSFER OF ARS COMMON STOCK. (1) Each Stockholder agrees with ARS that, during the two-year period ending on the second anniversary of the Effective Date (the "Restricted Period"), the Stockholder will not voluntarily, except pursuant to and in accordance with the applicable provisions of the Joinder to the Registration Rights Agreement: (a) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (1) any shares of ARS Common Stock received by any Stockholder in the Acquisition or (2) any interest in (including any option to buy or sell) any of those shares of ARS Common Stock, in whole or in part, and ARS will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (b) engage in any transaction, whether or not with respect to any shares of ARS Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of ARS Common Stock acquired pursuant to Paragraph 2 (including, for example, engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section C shall not restrict any transfer of ARS Common Stock acquired by a Stockholder pursuant to Paragraph 2 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 10.01 and this Section C. Each Stockholder agrees with ARS that the certificates evidencing the ARS Common Stock delivered to that Stockholder pursuant to Paragraph 2 will bear a legend substantially in the form set forth below and containing such other information as ARS may deem necessary or appropriate:

        EXCEPT PURSUANT TO THE TERMS OF THE [TITLE OF ACQUISITION AGREEMENT] AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON __________ [DATE THAT IS THE SECOND ANNIVERSARY OF THE EFFECTIVE DATE.] ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

               (2) Each Stockholder, severally and not jointly with any other
Person: (a) acknowledges that the shares of ARS Common Stock to be delivered to that Stockholder pursuant to Paragraph 2 (i) have not been and, except pursuant to the Joinder to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by that Stockholder without compliance with the Securities Act and (ii) will, as a result of the restrictions on their transferability which are imposed by this Agreement during the Restricted Period, have a value materially less on the Effective Date than the value of then freely tradable shares of ARS Common Stock; (b) covenants that none of the shares of ARS Common Stock issued to that Stockholder pursuant to Paragraph 2 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations; and
(c) agrees with ARS that all certificates evidencing shares of ARS Common Stock issued pursuant to Paragraph 2 will bear the following legend in addition to the legend prescribed by Section C(1) of this Addendum:

        THE SHARES REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

In addition, each Stockholder agrees with ARS that the certificates evidencing shares of ARS Common Stock issued pursuant to Paragraph 2 to that Stockholder will bear any legend required by the securities or blue sky laws of the state in which that Stockholder resides.

                                 End of Addendum

                                   SCHEDULE B

                                       to

                                   Addendum U
                                     to the
                      Agreement and Plan of Reorganization
                                    to which
                       American Residential Services, Inc.
                                       and
                    Metro Heating and Air Conditioning, Inc.
                                   are parties


               A. Words and terms used in this Schedule which are defined in the captioned Agreement are used herein as therein defined.

               B. Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a) because each Stockholder, alone or together with his or her spouse, has a net worth that exceeds $1,000,000.

                                 End of Schedule

                                                                      Addendum W

                       AMERICAN RESIDENTIAL SERVICES, INC.

                 SPECIAL PROVISIONS RELATING TO WORKING CAPITAL


               A. DEFINED TERMS. Words and terms used in this Addendum which are defined elsewhere in the Agreement in which this Addendum is incorporated by reference are used herein as defined therein. As used in this Addendum the following terms have the meanings assigned to them below in this Section A:

               "ADJUSTMENT DETERMINATION DATE" means the date that is 30 days following delivery by ARS of the Post-closing Statement to the Sellers, unless the Final Working Capital and the Working Capital Adjustment, if any, are determined pursuant to Section B of this Addendum by Arthur Andersen LLP, in which event the Adjustment Determination Date is the date Arthur Andersen LLP delivers those determinations in writing to ARS.

               "FINAL BALANCE SHEET" means a balance sheet of the Acquired Business as of November 30, 1996 which is prepared in accordance with GAAP on the same basis on which the Current Balance Sheet was prepared.

               "FINAL WORKING CAPITAL" means, as of November 30, 1996 and as determined from the Final Balance Sheet, the amount by which (a) the sum, without duplication of amounts, of all amounts that are included and classified as current assets on that balance sheet exceeds, or is exceeded by, (b) the sum, without duplication of amounts, of all amounts that are included and classified as liabilities or as mandatorily redeemable Capital Stock on that balance sheet; provided, that if that determination is made pursuant to Section B of this Addendum by Arthur Andersen LLP, the amount equal to 50% of the fees and expenses of Arthur Andersen LLP which are attributable to its audit of the Final Balance Sheet and its making of that determination will be deemed a liability of the Acquired Business for the purpose of determining its Final Working Capital and resulting Working Capital Adjustment, if any; and provided, further, that if at any time those current assets are exceeded by those liabilities, Final Working Capital will be expressed as a negative amount.

               "POST-CLOSING STATEMENT" has the meaning specified in Section B of this Addendum.

               "SELLER" means (1) the Company, if the Acquisition is effected by means of an Asset Purchase, or (2) any Stockholder, if the Acquisition is effected by any other means.

               B. WORKING CAPITAL ADJUSTMENT. (1) As soon as practicable, and in any event within 75 days after the Effective Date, ARS will cause to be prepared and delivered to the Sellers (a) the Final Balance Sheet and (b) a statement (the "Post-closing Statement") of the Final Working Capital and the Working Capital Adjustment, if any. The Post-closing Statement will be final and binding on ARS and the Sellers unless, within 30 days following the delivery of the Post-closing Statement, any Seller notifies ARS in writing that that Seller does not accept as correct the amount of the Final Working Capital or the amount of the Working Capital Adjustment, if any, as set forth in the Post-closing Statement. If any Seller timely delivers that notice respecting the Post-closing Statement, the Final Balance Sheet will be audited, and the Final Working Capital and the Working Capital Adjustment, if any, will be determined within 30 days after the delivery to ARS of that notice, by Arthur Andersen LLP, and these determinations will be final and binding on ARS and each Seller.

               (2) If a Working Capital Adjustment is determined with finality pursuant to Section B(1) of this Addendum, each Seller will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, pay in cash that Seller's Pro Rata Share (which, if the Company is the Seller, will be 100%) of the Working Capital Adjustment, together with interest on that sum at 8% per annum from (and including) the Effective Date to (but excluding) the Adjustment Determination Date.

                                 End of Addendum

                                        2